                                                                   EXHIBIT 10.27

                                 PROMISSORY NOTE


$4,000,000                  Charlotte, North Carolina          November 14, 1997


         FOR VALUE RECEIVED, the undersigned, HEPGP LTD., a Colorado limited partnership of which Hallwood G.P., Inc., a Delaware corporation is the sole general partner (the "Borrower"), hereby promises to pay to the order of FIRST UNION NATIONAL BANK, a national banking association (the "Lender") on or before the Maturity Date the lesser of (i) FOUR MILLION AND NO/100 DOLLARS ($4,000,000) and (ii) the aggregate unpaid amount of the Loan (as that term is defined in the Credit Agreement herein defined) made by the Lender pursuant to the Credit Agreement (as herein defined) and outstanding on the Maturity Date. The unpaid principal amount of the Loan made by the Lender pursuant to the Credit Agreement shall be due and payable at such dates and times as are specified in the Credit Agreement.

         The Borrower promises to pay interest on the outstanding principal amount of the Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, subject to Section 8.6 of the Credit Agreement, and payable at such dates and times, as are specified in that certain Amended and Restated Credit Agreement dated as of November 14, 1997 (as the same may from time to time be further amended, modified or supplemented, the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) among the Borrower, The Hallwood Group Incorporated, a Delaware corporation ("Parent Guarantor"), Hallwood G.P., Inc., a Delaware corporation ("Hallwood GP"), and the Lender.

         Both principal and interest are payable in immediately available funds in lawful money of the United States of America at the office of the Lender, 301 South College Street, Charlotte, North Carolina 28288, or at such other place as the Lender shall designate in writing to the Borrower. The Lender is hereby authorized, at its option, either (i) to endorse on the schedule attached hereto all payments made on account of principal and interest hereof, or (ii) to record such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein.

         This Promissory Note is the Note referred to in, is subject to the terms and conditions thereof, and is entitled to the benefits thereof and is entitled to the benefits of the security provided under the Security Instruments. The Credit Agreement, among other things, (i) provides for the making of a term Loan by the Lender to the Borrower, the indebtedness of the Borrower resulting from the Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and to the effect that no provision of the Credit Agreement or this

Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

         Except as otherwise specifically provided for in the Loan Documents, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate or acceleration, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security hereof, in whole or in part, with or without notice, before or after maturity. Except as provided in Section 8.9 of the Credit Agreement, this Note may not be assigned to any other Person.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA AND ANY APPLICABLE LAWS
OF THE UNITED STATES OF AMERICA.

         This Note is issued in substitution for, and in replacement, modification, rearrangement, renewal and extension of, but not in extinguishment of all outstanding principal indebtedness evidenced by that certain promissory note of the Borrower dated December 10, 1996, in the original principal sum of $2,500,000 payable to the order of the Lender (the "Prior Note"), it being acknowledged that the indebtedness evidenced by this Note constitutes an extension, renewal, and refinancing of all outstanding principal indebtedness evidenced by the Prior Note.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered effective as of the date first above written.

                                         HEPGP LTD.

                                         By: HALLWOOD G.P., INC.,
                                             its sole general partner


                                             By:
                                             Name: William L. Guzzetti
                                             Title: President

                                     THE LOAN, MATURITY, AND
                               PAYMENTS OF PRINCIPAL AND INTEREST


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                                          Amount of                                          Unpaid
     Payment           Amount         Principal Paid or         Amount of Interest          Principal            Notation Made
      Date              Due                Prepaid               Paid or Prepaid             Balance                   By
====================================================================================================================================

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

===============================================================================







                     AMENDED AND RESTATED CREDIT AGREEMENT




                         DATED AS OF NOVEMBER 14, 1997




                                     AMONG



                                   HEPGP LTD.
                                  AS BORROWER



                                      AND



                        THE HALLWOOD GROUP INCORPORATED
                              AS PARENT GUARANTOR



                                      AND



                              HALLWOOD G.P., INC.
                                 AS A GUARANTOR


                                      AND



                           FIRST UNION NATIONAL BANK
                                   AS LENDER



===============================================================================

                               TABLE OF CONTENTS

                                                        ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
       SECTION 1.1.   Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
       SECTION 1.2.   Accounting Terms.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
       SECTION 1.3.   Interpretation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
       SECTION 1.4.   Calculations and Determinations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-

                                                        ARTICLE II

TERMS OF FACILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
       SECTION 2.1.   Term Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
       SECTION 2.2.   The Borrowing Base. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
              2.2.1.    Borrowing Base Asset Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
              2.2.2.    Determination of  Borrowing Base. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
       SECTION 2.3.   Borrowing Procedure for the Initial Loan  . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
       SECTION 2.4.   The Note.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
       SECTION 2.5.   Conversions or Continuation of Tranches   . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
       SECTION 2.6.   Interest on the Loan and Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
       SECTION 2.7.   Interest on Overdue Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
       SECTION 2.8.   Principal Payments on the Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
       SECTION 2.9.   Voluntary Prepayment of the Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
       SECTION 2.10.  Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
       SECTION 2.11.  Yield Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
       SECTION 2.12.  Illegality    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
       SECTION 2.13.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
       SECTION 2.14.  Availability    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
       SECTION 2.15.  Change in Circumstances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
       SECTION 2.16.  Time, Place and Method of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
       SECTION 2.17.  Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

                                                       ARTICLE III

CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
       SECTION 3.1.   Conditions Precedent to the Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

                                                        ARTICLE IV

REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
       SECTION 4.1.   Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
       SECTION 4.2.   Organization; Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
       SECTION 4.3.   Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
       SECTION 4.4.   Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
       SECTION 4.5.   No Conflict   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
       SECTION 4.6.   Ownership of Properties; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-

       SECTION 4.7.   Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
       SECTION 4.8.   No Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
       SECTION 4.9.   Financial Position; No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . .  -32-
       SECTION 4.10.  Litigation; Adverse Effects   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
       SECTION 4.11.  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
       SECTION 4.12.  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
       SECTION 4.13.  Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
       SECTION 4.14.  Governmental Regulation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
       SECTION 4.15.  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
       SECTION 4.16.  Subsidiaries; Partnerships  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
       SECTION 4.17.  Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
       SECTION 4.18.  Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
       SECTION 4.19.  Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
       SECTION 4.20.  Licenses, Permits, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
       SECTION 4.21.  Location of the Loan Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
       SECTION 4.22.  Gas Imbalances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
       SECTION 4.23.  Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-

                                                        ARTICLE V

AFFIRMATIVE COVENANTS OF THE LOAN PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
       SECTION 5.1.   Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
       SECTION 5.2.   Payment and Performance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
       SECTION 5.3.   Business of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
       SECTION 5.4.   Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
       SECTION 5.5.   Right of Inspection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
       SECTION 5.6.   Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
       SECTION 5.7.   Payment of Taxes and Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
       SECTION 5.8.   Compliance with Laws and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
       SECTION 5.9.   Maintenance of Ownership of Oil and Gas Interests   . . . . . . . . . . . . . . . . . . . . .  -40-
       SECTION 5.10.  Operation of Properties and Equipment   . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
       SECTION 5.11.  Environmental Law Compliance and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
       SECTION 5.12.  ERISA Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -41-
       SECTION 5.13.  Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
       SECTION 5.14.  Permits, Licenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
       SECTION 5.15.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
       SECTION 5.16.  Title Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
       SECTION 5.17.  Performance of Partnership Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
       SECTION 5.18.  Repurchase of Debentures.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-

                                                        ARTICLE VI

NEGATIVE COVENANTS OF THE LOAN PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
       SECTION 6.1.   Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
       SECTION 6.2.   Restrictions on Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
       SECTION 6.3.   Liens; Negative Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
       SECTION 6.4.   Consolidation, Mergers and Acquisitions; Fundamental Changes  . . . . . . . . . . . . . . . .  -45-

       SECTION 6.5.   Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
       SECTION 6.6.   Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
       SECTION 6.7.   Certain Contracts; Amendments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
       SECTION 6.8    Amendments to Organizational Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
       SECTION 6.9.   Subsidiaries, Partnerships  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
       SECTION 6.10.  Sales of Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
       SECTION 6.11.  ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
       SECTION 6.12.  Sales and Leasebacks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
       SECTION 6.13.  Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
       SECTION 6.14.  Hedging Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
       SECTION 6.15.  Financial Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-

                                                       ARTICLE VII

EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
       SECTION 7.1.   Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
       SECTION 7.2.   Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
       SECTION 7.3.   Right of Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
       SECTION 7.4.   Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-

                                                       ARTICLE VIII

MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
       SECTION 8.1.   Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
       SECTION 8.2.   Notices, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
       SECTION 8.3.   No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
       SECTION 8.4.   Costs, Expenses and Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
       SECTION 8.5.   Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
       SECTION 8.6.   Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
       SECTION 8.7.   Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . .  -56-
       SECTION 8.8.   Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -56-
       SECTION 8.9.   Participations; Assignments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -56-
       SECTION 8.10.  Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -56-
       SECTION 8.11.  Marshaling; Recapture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
       SECTION 8.12.  Representation by the Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
       SECTION 8.13.  No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
       SECTION 8.14.  Execution in Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
       SECTION 8.15.  Jurisdiction; Consent to Service of Process   . . . . . . . . . . . . . . . . . . . . . . . .  -57-
       SECTION 8.16.  WAIVER OF JURY TRIAL, DAMAGES, ETC.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
       SECTION 8.17.  FINAL AGREEMENT OF THE PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-

                     AMENDED AND RESTATED CREDIT AGREEMENT

                 AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 14, 1997, among HEPGP LTD., a Colorado limited partnership of which Hallwood G.P., Inc., a Delaware corporation is the sole general partner and of which the Parent Guarantor, as hereinafter defined, is the sole limited partner (the "Borrower"), THE HALLWOOD GROUP INCORPORATED, a Delaware corporation (the "Parent Guarantor"), HALLWOOD G.P., INC., a Delaware corporation ("Hallwood GP"), and FIRST UNION NATIONAL BANK (FORMERLY KNOWN AS FIRST UNION NATIONAL BANK OF NORTH CAROLINA), a national banking association (the "Lender").

                             PRELIMINARY STATEMENTS

                 WHEREAS, the Borrower, the Parent Guarantor, Hallwood GP and the Lender entered into that certain Credit Agreement dated as of December 10, 1996 (the "Credit Agreement") providing for, among other things, a term loan to be made by the Lender to the Borrower in the principal sum of $2,500,000 in the aggregate at any time outstanding on the terms and subject to the conditions therein set forth; and

         WHEREAS, the Borrower, the Parent Guarantor and Hallwood GP have requested that the Lender extend additional credit to the Borrower, as more particularly set forth herein;

         WHEREAS, Lender has agreed to extend such additional credit to the Borrower upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Borrower, the Parent Guarantor and Hallwood GP desire to further amend and to restate in its entirety the Credit Agreement in order to provide for such additional credit among other matters as more fully provided hereinbelow:

                 NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, the parties hereto agree that the Credit Agreement is hereby amended and restated, effective as of the Effective Date, to read in its entirety as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Certain Defined Terms. As used in this Credit Agreement, the following terms shall have the following meanings:

         "Accommodation Obligation," as applied to any Person, means any Contractual Obligation, contingent or otherwise, of such Person with respect to any Debt or other obligation or liability of another, including, without limitation, any such Debt, obligation or liability directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, Properties, level of income, or other financial condition, or any "keep well," "take-or-pay," "throughput" or other similar arrangement or to make payment other than for value received.

         "Additional Costs" means costs which the Lender determines are attributable to its obligation to make or its making or maintaining any LIBO Rate Tranche, or any reduction in any amount receivable by the Lender in respect of any such obligation or any LIBO Rate Tranche, resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to the Lender under this Credit Agreement or any Note in respect of any LIBO Rate Tranche other than taxes imposed on the overall net income of the Lender or its Applicable Lending Office for any such LIBO Rate Tranche by the jurisdiction in which the Lender has its principal office or Applicable Lending Office), (b) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirements (other than the Reserve Requirement utilized in the determination of the Adjusted LIBO Rate for such Tranche) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender (including any LIBO Rate Tranche and Dollar deposits in the London interbank market in connection with LIBO Rate Tranches), or the London interbank market, or (c) imposes any other condition affecting this Credit Agreement or any Note or any of such extensions of credit or liabilities.

         "Adjusted LIBO Rate" means, for any Interest Period for any LIBO Rate Tranche, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1 %) determined by the Lender to be equal to the quotient of
(a) the sum of the LIBO Rate for such Interest Period for such LIBO Rate Tranche plus the Applicable Margin for LIBO Rate Tranches divided by (b) 1 minus the Reserve Requirement for such LIBO Rate Tranche for such Interest Period, such rate to be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) during the period for which payable, but in no event shall such rate exceed the Highest Lawful Rate.

         "Affiliate" means, when used with respect to any Person, each other Person that directly or indirectly controls or is controlled by or is under common control with such Person and includes any Subsidiary of such Person and any "affiliate" of such Person within the meaning of Reg. Section 240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control" as used in this definition meaning the possession, directly or indirectly, of power to direct or cause the direction of management, policies or action (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and shall include, without limitation, any Person who beneficially owns more than fifty percent (50%) of the equity of the other Person and, as to any general or limited partnership, any general partner thereof.

         "Applicable Lending Office" means, the lending office of the Lender (or an affiliate of the Lender) as the Lender may from time to time specify to the Borrower as the office by which its LIBO Rate Tranches are to be made and maintained.

         "Applicable Margin" means, (i) with respect to each Floating Rate Tranche, one percent (1.0%) per annum, and (ii) with respect to each LIBO Rate Tranche, three and one-half percent (3.50%) per annum.

         "Base Rate" means the per annum interest rate announced or published by the Lender from time to time as its general reference rate of interest, which Base Rate shall change upon each change in such announced or published general reference interest rate and which Base Rate may not be the lowest interest rate charged by the Lender.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978 as codified under 11 U.S.C. Section 101, et seq., as amended.

         "Benefit Plan" means any employee benefit plan which is covered by ERISA and in respect of which any Loan Party or any ERISA Affiliate is (or if such Benefit Plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Board" means the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" means HEPGP Ltd., a Colorado limited partnership whose sole general partner is Hallwood GP and whose sole limited partner is the Parent Guarantor.

         "Borrowing Base" means, at the particular time in question, the amount determined by the Lender in accordance with the provisions of Section 2.2, provided, however, that in no event shall the Borrowing Base exceed $4,000,000.

         "Borrowing Base Assets" means, collectively, the (i) Oil and Gas Interests, (ii) distributions with respect to the Borrower's general partnership interest in HEP, (iii) distributions with respect to the units of limited partner interests in HEP owned by the Parent Guarantor and (iv) any other property owned by the Borrower or the Parent Guarantor (x) which the Borrower has requested that the Lender consider in its determination of the Borrowing Base and (y) which the Lender, in its sole discretion, has considered for purposes of determining the Borrowing Base (as evidenced by a notice to such effect delivered by the Lender to the Borrower).

         "Borrowing Base Deficiency" means, as of any date, the amount, if any, by which the Loan Balance on such date exceeds the Borrowing Base in effect on such date.

         "Borrowing Base Asset Reports" means the reports required to be delivered to the Lender pursuant to Section 3.1(c)(iii) which shall include (i) the Engineering Reports, (ii) a report setting forth (x) all distributions paid to date to the Borrower since the last report delivered to the Lender in respect of its general partnership interest in HEP and (y) all distributions paid to date to the Parent Guarantor since the last report delivered to the Lender in respect of its units of limited partner interests in HEP and (iii) a report setting forth the aggregate amount of all outstanding Consolidated Debt.

         "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of North Carolina) on which banks are open for business in Charlotte, North Carolina and Houston, Texas. Any Business Day in any way relating to any LIBO Rate Tranches (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of the Lender, significant transactions in dollars are carried out in the interbank eurocurrency market.

         "Capital Lease" means, when used with respect to any Person, any lease in respect of which the obligations of such Person constitute Capitalized Lease Obligations.

         "Capitalized Lease Obligations" means, when used with respect to any Person, without duplication, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

         "Cash Equivalents" means, when used in connection with Person, such Person's Investments in:

                 (i) readily marketable direct full faith and credit obligations of the United States or obligations unconditionally guaranteed by the full faith and credit of the United States or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States ("Government Securities") due within 180 days from the date of acquisition thereof;

                 (ii) readily marketable direct obligations of any State of the United States or any political subdivision of any such State given on the date of such investment a credit rating of at least A2 by Moody's Investors Service, Inc. or A by S&P, in each case due within 180 days from the date of acquisition thereof;

                 (iii) certificates of deposit issued by, money market deposit accounts with, eurodollar deposits through, bankers' acceptances of, and repurchase and reverse repurchase agreements covering Government Securities executed by the Lender or any other bank doing business in and incorporated under the laws of the United States or any state thereof whose deposits are insured through the Federal Deposit Insurance Corporation or any successor thereto, and having (either itself or its holding company) on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or any offshore branch of such bank, in each case maturing within 180 days from the date of acquisition thereof;

                 (iv) readily marketable commercial paper of the Lender or the Lender's holding company or of any other bank or bank holding company given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. and A-1 by S&P, or of corporations doing business in and incorporated under the laws of the United States or any state thereof given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. and A-1 by S&P, in each case, maturing within 180 days from the date of acquisition thereof; and

                 (v) "money-market mutual funds" investing solely in instruments of the types described in subparagraphs (i) through (iv) above.

         "Code" means Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Collateral" means all Property which now or at any time is subject to a Lien in favor of the Lender to secure the Obligations, or which, under the terms of any Security Instrument, is purported to be subject to such Lien.

         "Compliance Certificate" means each certificate, substantially in the form attached hereto as Exhibit A, executed by a Responsible Officer of each of the Loan Parties and furnished to the Lender in accordance with the terms hereof.

         "Communications" shall have the meaning specified in Section 8.2.

         "Consolidated" shall refer to the consolidation of any Person, in accordance with GAAP, with its properly consolidated Affiliates. Reference to a Person's consolidated financial statements, financial position, financial condition, liabilities, etc. refers to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated Affiliates.

         "Consolidated Debt" means, without duplication and with respect to the Parent Guarantor and its Subsidiaries (including, without limitation, the Borrower and Hallwood GP), at anytime, Debt in any of the following categories:

         (a) Debt of such Person for borrowed money or for the deferred purchase price of property or services;

         (b) Debt of such Person which is evidenced by a note, bond, debenture or similar instrument, but excluding bonds or deposits posted in favor of the United States of America or any state securing reclamation obligations, obligations to plug abandoned wells or seal abandoned mines or obligations to clean up and restore the land on which such wells or mines are located;

         (c)     all obligations of such Person under Capitalized Lease
                 Obligations;

         (d) all obligations of such Person in respect of letters of credit and acceptances issued or created for the account of such Person, except letters of credit in favor of the United States of America or any state securing reclamation obligations, obligations to plug abandoned wells or seal abandoned mines or obligations to clean up and restore the land on which such wells or mines are located;

         (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof;

         (f) all obligations to pay production payments and to make capital contributions under joint venture or other similar agreements; and

         (g) all Accommodation Obligations of such Person with respect to Consolidated Debt described in subclauses (a) through (f) above.

         "Contractual Obligation" as applied to any Person, means any provision of any stock or other securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its Properties is bound, or to which it or any of its Properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its Properties).

         "Credit Agreement" means this Amended and Restated Credit Agreement dated as of the Effective Date, among the Borrower, the Parent Guarantor, Hallwood GP and the Lender, as said agreement may be amended, modified, supplemented, and/or extended from time to time.

         "Debt" means as to any Person, all obligations and liabilities of such Person to any other Person including, without limitation, all debts, claims and indebtedness, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise. Debt includes, without limiting the foregoing, (i) indebtedness for borrowed money (including without duplication obligations to reimburse the issuer of any letter of credit or any guarantor or surety), (ii) indebtedness for the deferred purchase price of Property or services, except trade accounts payable within 90 days and arising in the ordinary course of business, (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (but shall not include any Debt guaranteed, or bonds posted to state and/or federal agencies incurred in the ordinary course of business in conjunction with Person's ongoing business operations but shall include Environmental Liabilities or liabilities to the
PBGC), (iv) obligations and liabilities secured by a Lien upon Property owned by such Person, whether or not such Person has assumed such obligations and liabilities and the amount of which Debt shall not exceed the fair market value of the Property subject to such Lien if such Person has not assumed such obligations and liabilities, (v) obligations or liabilities created or arising under any Capital Lease, (vi) all net payments or amounts owing by such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity swap agreements or other interest, exchange rate or commodity hedging arrangements, and (vii) liabilities in respect of unfunded vested benefits under Benefit Plans. The Debt of a Person shall include all Debt of any partnership or joint venture in which such Person is a general or venture partner unless the terms of such Debt expressly state that the Debt is nonrecourse to the general partner. The Debt of a Person shall not include trade payables and expense accruals incurred or assumed in the ordinary course of such Person's business (including trade payables and expense accruals of any partnership or joint venture in which such Person is a general or venture partner), provided, such payables have not remained unpaid for a period of ninety (90) days after the same became due unless such Person is diligently contesting same in good faith.

         "Debtor Relief Laws" means the Bankruptcy Code and all other applicable dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

         "Deed of Trust" means the instruments listed in the Mortgage Schedule, as the same have been amended pursuant to the Deed of Trust Amendment, and as same may be further amended, supplemented, restated or otherwise modified from time to time.

         "Deed of Trust Amendment" means that certain Amendment to Deed of Trust, dated as of the Effective Date from the Borrower in favor of the Lender, substantially in the form of Exhibit B hereto, amending the mortgage instruments listed in the Mortgage Schedule and delivered to the Lender pursuant to Section 3.1(a)(i)(ii).

         "Deed of Trust Schedule" means Schedule 1.1 hereto.

         "Designated Realty Units" shall have the meaning assigned to that term in Section 6.3.

         "Default" means any Event of Default and the occurrence of any event or condition which would with the giving of any requisite notice and/or the passage of time or both constitute an Event of Default.

         "Default Rate" means the interest rate described in Section 2.7.

         "Distribution" means any distribution payable in cash or Property with respect to any equity interests in the Borrower, including, without limitation, each class of partnership interest (including, without limitation, general, limited and preference units) of the Borrower (other than distributions payable in partnership units of the same class of general, limited or preference units as the units upon which the distribution is being paid), any other distribution made with respect to any equity interests of the Borrower, or any purchase, redemption or retirement of, or other payment with respect to, any equity interests of the Borrower.

         "Dollars" and the symbol "$" means the lawful currency of the United States.

         "EBITDA" means, for a particular period, an amount equal to (i) all amounts which would be included as income of the Borrower before income taxes and extraordinary items, if any, for such period, plus (ii) the Borrower's depreciation, depletion, amortization and other non-cash items reducing said operating income under subclause (i) during such fiscal period plus (iii) interest expense during such fiscal period, all determined in accordance with GAAP applied consistently with those used in the preparation of the financial statements referred to in Subsection 4.9(a).

         "Effective Date" means the date on which all of the conditions precedent to the making of the Loan set forth in Section 3.1 are first satisfied or waived by the Lender, and the Loan is made.

         "Environmental Laws" means any federal, state, local or tribal statute, law, rule, regulation, ordinance, code, permit, consent, approval, license, written policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, injunction, consent decree or judgment, or other authorization or requirement whenever promulgated, issued or modified, including the requirement to register underground storage tanks, well plugging and abandonment requirements, and oil and gas waste disposal requirements relating to:

                 (i) emissions, discharges, spills, migration, movement, releases or threatened releases of pollutants, contaminants, Hazardous Substances, or hazardous or toxic materials or wastes into or onto soil, land, ambient air, surface water, ground water, watercourses, publicly owned treatment works, drains, sewer systems, wetlands or septic systems;

                 (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Substances or hazardous and/or toxic wastes, material, products or by-products containing Hazardous Substances (or of equipment or apparatus containing Hazardous Substances); or

                 (iii) otherwise relating to pollution or the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 etseq., as amended, the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., as amended, the Clean Water Act, 33 U.S.C. Sections 1251 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., as amended, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., as amended, the federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., as amended, the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq., as amended, the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C. Section 1671 et seq., as amended, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., as amended, and the Occupational Safety and Health Act, 29 U.S.C. Sections 51 et seq., as amended, and all comparable statutes of any state in which any Loan Party owns or operates real property, and all comparable local governmental regulations in such states, and other environmental, conservation or protection laws in effect in any jurisdiction where any real Property of a Loan Party or any Subsidiary of such Loan Party is located.

         "Environmental Liabilities" means with respect to any Person, any and all liabilities, responsibilities, losses, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury or for real or personal property damage), liens, administrative proceedings, damages (including, without limitation, loss or damage resulting from the occurrence of an Event of Default), punitive damages, consequential damages, treble damages, penalties, fines, monetary sanctions, interest, court costs, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage, or disposal costs, groundwater monitoring or environmental sampling costs, other causes of action and any other costs and expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees, costs of investigation and feasibility studies and disbursements in connection with any investigative, administrative or judicial proceeding) , whether direct or indirect, known or unknown, absolute or contingent, past, present or future arising under, pursuant to or in connection with any Environmental Law, or any other binding obligation of such Person requiring abatement of pollution or protection of human health and the environment.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Hazardous Substance into the environment.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Loan Party, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Loan Party, (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Loan Party or (iv) other Person required to be aggregated with any Loan Party or an ERISA Affiliate thereof, as defined above, pursuant to Section 414(o) of the Code.

         "Event of Default" shall have the meaning specified in Section 7.1.

         "Existing Litigation" means all material actions, suits, proceedings, governmental investigations or arbitrations pending or, to the best knowledge of the Borrower after due inquiry, threatened against any Loan Party, which Existing Litigation is disclosed in Schedule 4.10 hereto.

         "Federal Funds Rate" means the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) representing the daily effective federal funds rate as quoted by the Lender and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Lender. If, for any reason, such rate is not available, then "Federal Funds Rate" means a daily rate which is determined, in the reasonable opinion of the Lender, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m., Charlotte, North Carolina time.

Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "Floating Rate" means, for any day, an interest rate per annum equal to the greater of (i) the Base Rate and (ii) the Federal Funds Rate for such day plus one-half percent (1/2%), but in no event shall such rate exceed the Highest Lawful Rate.

         "Floating Rate Tranche" means any portion of the Loan bearing interest at a rate determined by reference to the Floating Rate in accordance with the provisions of Article II.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are consistent with those applied in the preparation of the financial statements of the Borrower referred to in Subsection 4.9(a).

         "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, permit, certification, exemption, filing for, or registration by or with any Governmental Authority required by any Loan Party in connection with (i) the execution, delivery and performance of the Loan Documents by any Loan Party or the borrowing of any funds under this Credit Agreement, (ii) the validity or enforceability of the Loan Documents and the exercise by the Lender of its rights and remedies thereunder, and/or (iii) the acquisition, maintenance, ownership and operation of the Mortgaged Properties.

         "Governmental Authority" means any nation or government, any federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GP Guaranty" means that certain Amended and Restated Guaranty dated as of the Effective Date, executed by Hallwood GP in favor of the Lender, substantially in the form of Exhibit C hereto, as same may be amended, supplemented, restated or otherwise modified from time to time.

         "GP Pledge Agreement" means that certain Amended and Restated Pledge Agreement dated as of November 14, 1997, executed by Hallwood GP in favor of the Lender, substantially in the form of Exhibit D hereto, as same may be further amended, supplemented, restated or otherwise modified from time to time.

         "Hallwood GP" means Hallwood G.P., Inc., a Delaware corporation, the sole general partner of the Borrower and a wholly-owned subsidiary of the Parent Guarantor.

         "Hazardous Substances" means (i) hazardous materials, hazardous wastes, and hazardous substances including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table, 49 C.F.R. Section 172.101, as amended, or listed by the federal Environmental Protection Agency as hazardous substances under or pursuant to 40 C.F.R. Part

302, as amended, or substances, materials, contaminants or wastes which are or become regulated under any Environmental Law, including without limitation, those substances, materials, contaminants or wastes as defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., as amended; the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, the federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended, the Occupational Safety and Health Act, 2 U.S.C.
Section 651 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., as amended and the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C. Section 1671 et seq., as amended; (ii) all substances, materials, contaminants or wastes listed in all comparable statutes of any state in which any Loan Party owns or operates real property, and in comparable local Requirements of Law in such states; (iii) acid gas, sour water streams or sour water vapor streams containing hydrogen sulfide or other forms of sulphur, sodium hydrosulfide and ammonia; (iv) Hydrocarbons; (v) natural gas, synthetic gas, and any mixtures thereof; (vi) asbestos and/or any material which contains 1% or more, by weight, of any hydrated mineral silicate, including but not limited to chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (vii) PCB's, or PCB containing materials or fluids; (viii) radon; (ix) naturally occurring radioactive material, radioactive substances or waste; (x) salt water and other oil and gas wastes, and (xi) any other hazardous or noxious substance, material, pollutant, emission, or solid, liquid or gaseous waste.

         "HEP" means Hallwood Energy Partners, L.P., a Delaware limited partnership, of which the Borrower is the sole general partner.

         "Hedging Agreement" means (a) any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection agreement with Lender or any Affiliate of the Lender or any option with respect to any such transaction and (b) any swap agreement, cap, floor, collar, exchange transaction, forward agreement, or other exchange or protection agreement with the Lender or any Affiliate of the Lender relating to Hydrocarbons or any option with respect to any such transaction.

         "Highest Lawful Rate" means, as of a particular date, the maximum nonusurious interest rate that may under applicable law then be contracted for, charged or received by the Lender in connection with the Loan.

         "Hydrocarbons" means oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquified petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulphur and all other minerals.

         "Immaterial Oil and Gas Interests" shall have the meaning assigned to that term in Subsection 4.7 hereof.

         "Initial Borrowing Base Asset Reports" means (i) the Initial Engineering Report, (ii) a report dated as of the Effective Date setting forth
(x) all distributions paid to date in fiscal year 1997 to the Borrower in respect of its general partnership interest in HEP and (y) all distributions paid to date in fiscal year 1998 to the Parent Guarantor in respect of its units of limited partner interests in HEP and (iii) a report dated as of the Effective Date setting forth the aggregate amount of all outstanding Consolidated Debt as of the Effective Date, complete and correct copies of which have been furnished to the Lender.

         "Initial Engineering Report" shall have the meaning assigned to that term in Section 3.1(c)(ii) hereof.

         "Initial Financial Statements" means (i) the audited annual Consolidated financial statements of the Parent Guarantor and its Consolidated Subsidiaries dated as of December 31, 1996, (ii) the unaudited Consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as at September 30, 1997, and the related unaudited Consolidated statements of income and cash flows for such quarterly period and for the portion of the Fiscal Year then ended, copies of which Initial Financial Statements, including all footnotes thereto, have heretofore been delivered by the Loan Parties to the Lender.

         "Interest Period" means with respect to any LIBO Rate Tranche:

                 (i) initially, the period commencing on the Effective Date or conversion date, as the case may be, with respect to such LIBO Rate tranche and ending one month thereafter; and

                 (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBO Rate tranche and ending one month thereafter;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

         (1) if any Interest Period pertaining to a LIBO Rate tranche would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (2) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

         (3) any Interest Period pertaining to a LIBO Rate tranche that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Interest Rate Protection Agreement" means that certain Interest Rate Exchange Agreement substantially in the form of Exhibit E hereto, between the Borrower and the Lender, in its capacity as the "Floating Rate Payor", dated as of the Effective Date, as the same may be amended, supplemented, restated or modified from time to time.

         "Investment" means, as to any Loan Party, any direct or indirect purchase or other acquisition by such Loan Party of stock, partnership interest or other equity interest, or of a beneficial interest therein, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Loan Party to any other Person, including all Debt and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to such Loan Party in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.

         "IRS" means the Internal Revenue Service or any successor agency.

         "LIBO Rate" means, with respect to any Interest Period for any LIBO Rate Tranche, the rate for deposits in Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If, for any reason, such rate is not available, then "LIBO Rate" means, with respect to any Interest Period, the rate per annum determined by the Lender to be the arithmetic average (rounded upwards if necessary, to the nearest 1/16 of 1%) of the rate per annum as quoted to the Lender by leading reference banks at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period for settlement in immediately available funds by leading reference banks in the London interbank market for a period equal to such Interest Period and in the approximate amount of such LIBO Rate Tranche.

         "LIBO Rate Tranche" means any portion of the Loan bearing interest at the Adjusted LIBO Rate in accordance with the provisions of Article II and which are permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

         "Lien" means, with respect to any Property, (i) any mortgage, deed of trust, production payment, deposit, lien, charge, pledge, security interest, claim or encumbrance of any kind (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by operation of law or otherwise) upon such Property, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities but excluding any right of offset which arises without agreement in the ordinary course of business.

         "Loan Balance" means, at any time, the aggregate outstanding principal balance under the Note at such time.

         "Loan" means the term loan made by the Lender to or for the benefit of the Borrower pursuant to this Credit Agreement.

         "Loan Documents" means this Credit Agreement, the Note, the Parent Pledge Agreement, the Parent Guaranty, the GP Guaranty, the GP Pledge Agreement, the Deed of Trust, the Security Agreement, the Interest Rate Protection Agreement, all Hedging Agreements, all Compliance Certificates, and when executed and delivered by the parties thereto, all other agreements, certificates, instruments and documents executed in connection with the Credit Agreement, as the same may be amended, modified, supplemented, renewed, extended and/or restated from time to time.

         "Loan Party" means each of the Borrower, Hallwood GP and its Subsidiaries, and the Parent Guarantor and its Related Energy Affiliates.

         "Margin Stock" shall have the meaning given to such term under Regulation U.

         "Material Adverse Effect" means (i) any material adverse effect on the business, Properties, operations or condition (financial or otherwise) or prospects of the Borrower, (ii) any material adverse effect on the business, Properties, operations or condition (financial or otherwise) or prospects of the Parent Guarantor and Related Energy Affiliates taken as a whole, (iii) any material adverse effect on the business, Properties, operations or condition (financial or otherwise) or prospects of Hallwood GP and its Subsidiaries taken as a whole, (iv) any material impairment of the ability of the Borrower, Hallwood GP or Parent Guarantor to perform timely any of its respective Obligations under any Loan Document to which it is or will be a party, (v) any material adverse effect upon the Collateral, taken as a whole, or (vi) material impairment of the rights of or benefits available to the Lender under any Loan Document.

         "Maturity Date" means May 15, 2000, or the earlier date of termination or acceleration in whole of the Loan pursuant to the provisions of Section 7.1 hereof.

         "Maximum Borrowing Base" means $4,000,000 reduced monthly on the 15th day of each calendar month by an amount equal to $133,333.00, commencing December 15, 1997.

         "Mortgaged Properties" means all Oil and Gas Interests of the Borrower subject to a Lien in favor of the Lender to secure the Obligations, or which, under the terms of any Deed of Trust, are purported to be subject to such Lien.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions.

         "Note" means the promissory note of the Borrower dated the Effective Date payable to the order of the Lender, substantially in the form of Exhibit F.

         "Notice of Conversion/Continuation" means a Notice of Conversion/Continuation in the form of Exhibit G signed by a Responsible Officer of the Borrower.

         "Obligations" means all obligations, liabilities and indebtedness of every nature of the Loan Parties from time to time owing to the Lender under any Loan Document to which such Loan Party is a party, including, without limitation, (i) the due and punctual payment of (x) installments of principal of and interest on the Loan when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, including, to the extent permitted by applicable law, interest that accrues after the commencement of any proceeding by or against any of the Loan Parties under the Bankruptcy Code and all other applicable Debtor Relief Laws, (y) all other monetary obligations of any of the Loan Parties to the Lender under this Credit Agreement and each of the other Loan Documents to which such Loan Party is a party, including any and all fees, costs, expenses and indemnities, and
(z) all monetary obligations of the Loan Parties, or any of them, owing to the Lender or Affiliate of the Lender under any Hedging Agreement permitted under
Section 6.13, including any and all fees, costs, expenses and indemnities under such Hedging Agreement, and (ii) the due and punctual performance of all other obligations of any of the Loan Parties under this Credit Agreement and each other Loan Document to which such Loan Party is a party. "Obligation" means any part of the Obligations.

         "Oil and Gas Interests" means any and all rights, estates, titles and fee, leasehold or other interests in or under mineral estates or oil, gas, sulphur and other mineral leaseholds and fee interests with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, all overriding royalty interests, mineral interests, royalty interests, net profits interests, oil payments, production payments, carried interests and any and all other interests in Hydrocarbons, whether any of the same be real or personal, now owned or hereafter acquired by the Borrower, directly or indirectly together with rights, titles and interests created by or arising under the terms of any unitization, communitization, and pooling agreements or arrangements, and all Properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of laws, which now or hereafter include all or any part of the foregoing.

         "Opinion of the Loan Parties' Counsel" means the favorable written legal opinion of Jenkens & Gilchrist, a Professional Corporation, legal counsel to the Loan Parties, dated as of the Effective Date, and in form and substance satisfactory to the Lender.

         "Parent Guarantor" means The Hallwood Group Incorporated, a Delaware corporation and the owner, directly or indirectly, of 100% of the issued and outstanding partnership interests in the Borrower.

         "Parent Guaranty" means that certain Amended and Restated Parent Guaranty dated as of the Effective Date, executed by the Parent Guarantor in favor of the Lender, substantially in the form of Exhibit H hereto, as same may be amended, supplemented or otherwise modified from time to time.

         "Parent Pledge Agreement" means that certain Amended and Restated Parent Pledge Agreement dated as of November 14, 1997, executed by the Parent Guarantor in favor of the Lender, substantially in the form of Exhibit I hereto, as same may be further amended, supplemented, restated or otherwise modified from time to time.

         "Partnership Agreement" means for any Loan Party its governing Partnership Agreement among its general and limited partners, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Permitted Liens" means with respect to the Borrower and the Property of the Borrower:

                 (i)  Liens securing the Obligations in favor of the Lender;

                 (ii) Inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property now or hereafter filed of record for which adequate reserves with respect thereto are maintained on its books in accordance with GAAP and which are being diligently contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture prior to judgment;

                 (iii) Liens for taxes and assessments on real property which are not yet past due, or Liens for taxes and assessments on real property for which adequate reserves with respect thereto are maintained on its books in accordance with GAAP and which taxes and assessments are being diligently contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such real property is subject to a material risk of loss or forfeiture prior to judgment;

                 (iv) Imperfections and irregularities in title to any Property which in the aggregate do not materially impair the marketability or use of such Property for the purposes for which it is or may reasonably be expected to be held;

                 (v) Easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, or other minerals, and other like purposes affecting real property which in the aggregate do not materially burden or impair the marketability or use of such real property for the purposes for which it is or may reasonably be expected to be held;

                 (vi) Non-consensual Liens imposed by Law, including carrier's, mechanics', landlord's, warehousemen's or other similar Liens, other than those described in subclauses (i) or (ii) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being diligently contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves with respect thereto are maintained on its books in accordance with GAAP and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture prior to judgment;

                 (vii) Liens consisting of pledges or deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                 (viii) Liens consisting of deposits of Property to secure the performance of bids, trade contracts (other than for Debt), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (ix) Liens securing the payment to third parties of royalties, overriding royalties, net profits interests, production payments or other payments out of or with respect to the production, transportation or processing of Hydrocarbons, and which are not delinquent and are (aa) in existence on the Effective Date and which were deducted in the calculation of discounted present value in the Initial Engineering Report; or (bb) reserved by the grantor in an assignment of an oil and gas lease to Borrower after the date hereof or reserved by the lessor in any oil and gas lease entered into with the Borrower after the date hereof, provided, such lease burdens are payable to third parties, have been disclosed to the Lender in writing, and are deducted in the calculation of discounted present value of the Mortgaged Property;

                 (x) Liens arising under operating agreements, pooling or unitization agreements, farm out agreements, pooling orders or similar agreements of a scope and nature customary in the oil and gas industry, and that are entered into in the ordinary course of business to the extent such Liens are limited in recourse to (x) the Properties subject to such interests or agreements, (y) the Hydrocarbons produced from such Properties and (z) the proceeds of such Hydrocarbons; and

                 (xi) All other non-consensual Liens arising in the ordinary course of the Borrower's business or incidental to the ownership of its Properties;

provided, that no such Lien shall secure the payment of Debt and provided, further, that no Permitted Lien referred to in subclauses (ii) through (xi) above shall in the aggregate materially detract from the value or marketability of the Property subject thereto or materially impair the use or operation thereof in the operation of the business of the Borrower.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

         "Production Sales Contracts" means all Hydrocarbon sales agreements and Hydrocarbon or water gathering, treatment and/or transportation agreements now existing or hereafter entered into by or on behalf of the Borrower covering the Mortgaged Properties.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Regulation D" means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation G" means Regulation G of the Board (respecting margin credit extended by Persons other than banks, brokers and dealers), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulatory Change" means the passage, adoption, institution, or modification of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Effective Date and applying to a class of lenders including the Lender or its Applicable Lending Office.

         "Reimbursable Taxes" shall have the meaning assigned to that term in
Section 2.13 hereof.

         "Related Energy Affiliates" means HEP, EDP Operating, Ltd., a Colorado limited partnership, HEP Operating Partners, L.P., a Delaware limited partnership, EM Nominee Partnership Company, a Colorado general partnership, Concise Oil and Gas Partnership, a Colorado general partnership, and May Energy Partners Operating Partnership Ltd., a Texas limited partnership.

         "Release" means any release, spill, emission, leak, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Substance into the environment, including without limitation the movement of Hazardous Substances through or in the air, soil, surface water, groundwater and/or land in violation of Environmental Laws.

         "Remedial Action" means actions required by a Governmental Agency to
(i) clean up, remove, treat or in any other way address Hazardous Substances in the environment, (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Reportable Event" means any of the events described in Section 4043 or Section 4068(f) of ERISA for which the thirty (30) day notice requirement of 29 C.F.R. Section 2615.3 has not been waived.

         "Requirements of Law" means, as to any Person, any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for Governmental Approvals, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Reserve Requirement" means, for any Interest Period for any LIBO Rate Tranche, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in Dallas, Texas, with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D) and any other reserves required by reason of any Regulatory Change to be maintained by such member banks against (a) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined as provided herein in the definition of the term "LIBO Rate" or (b) any category of extensions of credit or other assets which include a LIBO Rate Tranche.

         "Responsible Officer" means (i) with respect to the Borrower, the President, any Vice President, or the Chief Financial Officer of Hallwood GP acting in its capacity as the general partner of the Borrower, and (ii) with respect to the Parent Guarantor or Hallwood GP, the President, any Vice President or the Chief Financial Officer of such Loan Party.

         "S&P" means Standard & Poor's Corporation.

         "Security Agreement" means that certain Amended and Restated Security Agreement dated as of November 14, 1997, executed by the Borrower in favor of the Lender, substantially in the form of Exhibit J hereto, as same may be further amended, supplemented, restated or otherwise modified from time to time.

         "Security Instruments" means the Deed of Trust, the Security Agreement, the Parent Pledge Agreement, the GP Pledge Agreement, and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

         "Subsidiary" means as of any date of determination and with respect to any Person, any corporation, partnership, joint venture or other entity whether now existing or hereafter organized or acquired of which the securities, partnership units or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and/or one or more Subsidiaries of such Person.

         "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan (other than a "reportable event" that is not subject to the provision for 30 days notice to the PBGC); (ii) the withdrawal of the Borrower from a Benefit Plan during a plan year in which the Borrower was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Borrower under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the occurrence of an event described in Section 4068(f) of ERISA with respect to a Benefit Plan.

         "United States" and "U.S." each means United States of America.

         SECTION 1.2. Accounting Terms. All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Credit Agreement, applied on a basis consistent with the application used in the audited financial statements referred to in Subsection 4.9(a).

         SECTION 1.3.   Interpretation.

         (a) In this Credit Agreement, unless a clear contrary intention appears:

                 (i) the singular number includes the plural number and vice versa;

                 (ii)  reference to any gender includes each other gender;

                 (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Credit Agreement as a whole and not to any particular Article, Section or other subdivision;

                 (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Credit Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this subclause (iv) is intended to authorize any assignment not otherwise permitted by this Credit Agreement;

                 (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any
         Note includes any

         Note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

                 (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                 (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                 (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding;" and

                 (ix) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

         (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Credit Agreement.

         (c) The Schedules and Exhibits attached to this Credit Agreement are incorporated herein and shall be considered a part of this Credit Agreement for all purposes.

         (d) No provision of this Credit Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

         SECTION 1.4. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to LIBO Rate Tranches shall be made on the basis of actual day elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of fees and of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. All financial statements and reports furnished to the Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made, to the extent GAAP is applicable, in accordance with GAAP.

                                   ARTICLE II

                               TERMS OF FACILITY

         SECTION 2.1. Term Loan. Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the other Loan Documents, the Lender agrees to make a term loan to the Borrower in the principal sum of $4,000,000 (the "Loan"), on the Effective Date. Except as otherwise provided in this Credit Agreement, the Loan Balance shall mature and be due and payable in full on the Maturity Date. The Loan may be borrowed by the Borrower in designated (i) LIBO Rate Tranches, (ii) Floating Rate Tranches or (iii) a combination thereof, as determined by the Borrower and notified to the Lender in accordance with Section 2.3. LIBO Rate Tranches shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof. The Loan is not revolving in nature, and amounts repaid or prepaid may not be reborrowed.

         SECTION 2.2.  The Borrowing Base.

         2.2.1. Borrowing Base Asset Reports. As soon as available and in any event by April 1 of each year, the Borrower shall deliver to the Lender the Borrowing Base Asset Reports prepared as of the immediately preceding December 31.

         2.2.2. Determination of Borrowing Base. Based in part on the Borrowing Base Asset Reports delivered pursuant to Section 2.2.2, the Lender shall determine the Borrowing Base to be in effect on the next succeeding May 1, which shall in no event, exceed the Maximum Borrowing Base in effect on the applicable May 1. Such determination shall be made in good faith by the Lender in its sole discretion in accordance with its customary practices and standards
for loans of this nature.   The Lender shall notify the Borrower of any
reduction in the Borrowing Base below the Maximum Borrowing Base as soon as possible after receipt of the Borrowing Base Asset Reports, but in any event not later than sixty (60) calendar days thereafter.

         Without limiting the right of the Lender to determine in good faith the Borrowing Base in its sole discretion, the Borrower acknowledges and agrees that the Lender (i) may make such assumptions regarding appropriate existing and projected pricing for Hydrocarbons as it deems appropriate in its good faith sole discretion, (ii) may make such assumptions regarding and/or modifying projected rates and/or quantities of future production of Hydrocarbons from Oil and Gas Interests owned by the Borrower as it deems appropriate in its sole good faith discretion, (iii) may consider the projected cash requirements of the Parent Guarantor and its Subsidiaries, and of the Borrower and its Subsidiaries, including, without limitation, obligations under Consolidated Debt, and other debt service and lease obligations of the Parent Guarantor and its Subsidiaries and/or the Borrower and its Subsidiaries, general and administrative expenses and distributions in respect of equity,
(iv) is not required to consider any asset other than Borrowing Base Assets,
(v) will give no consideration to any asset owned by an entity other than the Borrower or a Guarantor and (vi) may make such other assumptions, considerations and exclusions as the Lender deems appropriate in the exercise of its good faith sole discretion, it being recognized that the ultimate determination to be reached is predicated upon the aggregate amount of credit available hereunder which, at the time of the determination, the Lender determines should be available as reasonably expected to be repayable by the Borrower and the Parent Guarantor, considering all then existing and projected other items which are expected to be payable or repayable, without undue risk of failure to timely repay.

         SECTION 2.3.   Borrowing Procedure for the Initial Loan.

         (a) The Borrower shall submit a Borrowing Request in writing or by telecopy (or telephone notice promptly confirmed in writing or by telecopy) to the Lender, (i) in the case of LIBO Rate Tranche(s), not later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, three (3) Business Days before the Effective Date and (ii) in the case of a Floating Rate Tranche, not later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the Effective Date. The Borrowing Request shall refer to this Credit Agreement and specify (x) whether the Loan is to be a LIBO Rate Tranche, or a Floating Rate Tranche, or a combination thereof , and (y) if the Loan is to be a combination of Tranches, the aggregate principal amount of each such Tranche.

         (b) The Lender may at its option make any LIBO Rate Tranche by causing any Applicable Lending Office of the Lender to make such LIBO Rate Tranche; provided, however, that any exercise of such option shall not affect the obligation of the Borrower to repay such LIBO Rate Tranche in accordance with the terms of this Credit Agreement and the Note.

         (c) There shall be no more than two (2) LIBO Rate Tranches outstanding at any time.

         SECTION 2.4. The Note. The Loan made by the Lender shall be evidenced by a single promissory note of the Borrower duly executed and delivered by the Borrower, dated the Effective Date, with the blanks appropriately completed, payable to the order of the Lender in the principal sum of $4,000,000. The Lender is hereby authorized by the Borrower, at its option, to endorse on the schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) or in its internal records relating to the Note an appropriate notation evidencing the date and amount of each payment of principal or interest in respect thereof and such other information provided for on such schedule. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount owing by the Borrower to the Lender and unpaid under the Note. The failure of the Lender to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan in accordance with the terms of the Note and this Credit Agreement.

         SECTION 2.5.   Conversions or Continuation of Tranches.

         (a) Subject to the other provisions of this Credit Agreement, the Borrower may elect from time to time to convert (i) a LIBO Rate Tranche to a Floating Rate Tranche and (ii) a Floating Rate Tranche to a LIBO Rate Tranche, provided, however, in each case that any such conversion of a LIBO Rate Tranche shall only be made on the last day of the applicable Interest Period with respect thereto and provided, further that no Tranche may be converted into a LIBO Rate Tranche when any Default or Event of Default has occurred and is continuing.

         (b) A LIBO Rate Tranche may be continued as such effective upon the expiration of the applicable Interest Period with respect thereto; provided, that no LIBO Rate Tranche may be continued as such when any Default or Event of Default has occurred and is continuing, but in such event shall be automatically converted to a Floating Rate Tranche on the last day of the then current Interest Period with respect thereto.

         (c) In order to elect to convert or continue a LIBO Rate Tranche under this Section 2.5, the Borrower shall deliver an irrevocable Notice of Conversion/Continuation to the Lender not later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, at least three (3) Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or continuation of, a LIBO Rate Tranche. Each such Notice of Conversion/Continuation shall be by telecopy (confirmed thereafter by a delivery of the original of such Notice of Conversion/Continuation by United States mail or a reputable courier) and shall specify (x) the date of the requested conversion or continuation (which shall be a Business Day), (y) the amount and the Tranche to be converted or continued, (z) whether a conversion or continuation is requested.

         (d) No Floating Rate Tranche may be converted into an LIBO Rate Tranche, and no LIBO Rate Tranche may be continued as a LIBO Rate Tranche if, after giving effect to such conversion or continuance, there would be more than two (2) LIBO Rate Tranches outstanding at such time.

         (e) If the Borrower shall fail to deliver a timely Notice of Conversion/Continuation with respect to any LIBO Rate Tranche, the Borrower shall be deemed to have elected to convert such LIBO Rate Tranche to a Floating Rate Tranche on the last day of the Interest Period with respect to such LIBO Rate Tranche.

         SECTION 2.6.   Interest on the Loan and Payment Dates.

         (a) Subject to the provisions of Section 2.7, each LIBO Rate Tranche shall bear interest for each day during the Interest Period with respect thereto at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Adjusted LIBO Rate determined for such Interest Period.

         (b) Subject to the provisions of Section 2.7, each Floating Rate Tranche shall bear interest at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Floating Rate for such day plus the Applicable Margin for Floating Rate Tranches for such day.

         (c) Interest in respect of the unpaid principal amount of the Loan shall accrue from (and include) the date of the making of the Loan to (but not including) the date on which the Loan shall be paid in full.

         (d) Interest on the Loan shall be payable (i) in respect of each Floating Rate Tranche, monthly in arrears on the last Business Day of each calendar month, (ii) in respect of each LIBO Rate Tranche, on the last day of the Interest Period applicable to such LIBO Rate Tranche, (iii) in respect of each Tranche accruing interest at the Default Rate, on demand, and (iv) in respect of all Tranches, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

         SECTION 2.7. Interest on Overdue Amounts. If the Borrower shall fail to pay any installment of principal of or interest on the Loan or any Tranche, or any other amount when due hereunder (after the expiration of any applicable grace period), the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date of such Event of Default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (the "Default Rate") equal to the lesser of (i) the Highest Lawful Rate and (ii) the Floating Rate plus five percent (5%) per annum computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

         SECTION 2.8.   Principal Payments on the Loan.

         (a) If not sooner paid, the principal indebtedness of the Loan evidenced by the Note shall be repaid in thirty (30) monthly installments on the fifteenth (15th) day of each calendar month during the term of this Credit Agreement as follows:

                 (i)      $133,333.00 on December 15, 1997 and on the fifteenth
         (15th) day of each successive calendar month thereafter to and including April 15, 2000; and

                 (ii) a final payment of all outstanding principal on the Note shall be due in full on the Maturity Date.

         (b) If at any time there shall occur a Borrowing Base Deficiency, the Borrower shall prepay (no later than thirty (30) calendar days after the Lender has notified the Borrower of the new Borrowing Base) the principal of the Loan in an aggregate amount equal to such Borrowing Base Deficiency (together with accrued interest on the principal amount of the Loan so prepaid to the date of prepayment). All payments made pursuant to this Section 2.8(b) shall be accompanied by accrued interest on the principal amount being paid to the date of payment and shall be applied to reduce the remaining installments of principal in the inverse order of their maturity.

         SECTION 2.9.   Voluntary Prepayment of the Loan.

         (a) The Borrower shall have the right at any time and from time to time to prepay the Loan, in whole or in part, (i) in the case of LIBO Rate Tranches, upon at least three (3) Business Day's prior written or telecopy notice or telephone notice promptly confirmed in writing) to the Lender, provided, however that in the event the Borrower prepays a LIBO Rate Tranche on a day which is not the last day of the Interest Period applicable thereto, the provisions of Section 2.11 shall apply, or (ii) in the case of Floating Rate Tranches, upon at least two (2) Business Day's prior written or telecopy notice or telephone notice promptly confirmed in writing) to the Lender; provided, further, that each such partial prepayment shall be in a minimum principal amount of $100,000 and in integral multiples of $50,000.

         (b) Each notice of prepayment under subsection (a) above shall (i) specify the prepayment date, the principal amount of such prepayment, which Tranches are being prepaid, and in the case of LIBO Rate Tranches, the specific LIBO Rate Tranche, (ii) be irrevocable and (iii) commit the Borrower to prepay the Loan by the amount stated therein on the date stated therein. All prepayments under this Section 2.9 shall be subject to Section 2.11 (as to prepayments of LIBO Rate Tranches), but otherwise without premium or penalty. All prepayments under this Section 2.9 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. Such voluntary prepayments shall be applied to reduce the remaining installments of principal in the inverse order of their maturity.

         SECTION 2.10. Facility Fee. The Borrower will pay to the Lender on the Effective Date in immediately available funds a facility fee in the amount of $150,000.

         SECTION 2.11. Yield Protection. (a) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lender from time to time such amounts as the Lender may determine are necessary to compensate it for any Additional Costs incurred by the Lender.

                 (b) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lender such amounts as shall be sufficient in the reasonable opinion of the Lender to compensate it for any loss, cost, or expense incurred by and as a result of:

                 (i) any payment, prepayment, or conversion by the Borrower of a LIBO Rate Tranche on a date other than the last day of an Interest Period for such LIBO Rate Tranche; or

                 (ii) any failure by the Borrower to borrow a LIBO Rate Tranche or to convert a Floating Rate Tranche into a LIBO Rate Tranche on the date for such borrowing or conversion specified in the relevant Borrowing Request or Notice of Conversion/Continuation;

such compensation to include, without limitation, with respect to any LIBO Rate Tranche, an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the principal amount so paid, prepaid, converted, or not borrowed or converted for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert to the last day of the then current Interest Period for such LIBO Rate Tranche (or, in the case of a failure to borrow or convert, the Interest Period for such requested LIBO Rate Tranche which would have commenced on the date of such failure to borrow or convert) at the applicable rate of interest for such LIBO Rate Tranche provided for herein over (B) the interest component of the amount the Lender would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period, as reasonably determined by the Lender.

                 (c) Determinations by the Lender for purposes of this Section of the effect of any Regulatory Change on its costs for maintaining LIBO Rate Tranches, its obligation to make LIBO Rate Tranches, or on amounts receivable by it in respect of LIBO Rate Tranches, and the additional amounts required to compensate the Lender under this Section shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis. The Lender shall furnish the Borrower with a certificate setting forth in reasonable detail the basis and amount of increased costs incurred or reduced amounts receivable as a result of any such event, and the statements set forth therein shall be conclusive, absent manifest error. The Lender shall (i) notify the Borrower, as promptly as practicable after the Lender obtains knowledge of any Additional Costs or other sums payable pursuant to this Section 2.11 and determines to request compensation therefor, of any event occurring after the Effective Date which will entitle the Lender to compensation pursuant to this Section. If the Lender requests compensation from the Borrower under this Section, the Borrower may, after payment of all compensation then accrued and by notice to the Lender, require that all LIBO Rate Tranches be converted into Floating Rate Tranches in accordance with
Section 2.5  Any compensation requested by the Lender pursuant to this Section
2.11 shall be due and payable within five days of delivery of any such notice to the Borrower.

         SECTION 2.12. Illegality. Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for the Lender or its Applicable Lending Office to (a) honor its obligation to make LIBO Rate Tranches, or (b) maintain LIBO Rate Tranches, then the Lender shall promptly notify the Borrower thereof. The obligation of the Lender to make LIBO Rate Tranches and convert Floating Rate Tranches into LIBO Rate Tranches shall then be suspended until such time as the Lender may again make and maintain LIBO Rate Tranches, and the outstanding LIBO Rate Tranches of the Lender shall be converted into Floating Rate Tranches in accordance with Section 2.5.

         SECTION 2.13. Taxes. All payments made by the Borrower under this Credit Agreement shall be made free and clear of, and without reduction or withholding for or on account of, present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority on the basis of any change after the date hereof in any applicable treaty, law, rule, guideline or regulations or in the interpretation or administration thereof, excluding, in the case of the Lender, net income and franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Lender's Applicable Lending Office is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Lender hereunder or under any other Loan Document, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and the other Loan Documents. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this
Section 2.13 shall survive the termination of this Credit Agreement and the payment of all Obligations.

         SECTION 2.14. Availability. If (a) any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it impracticable for the Lender to fund or maintain LIBO Rate Tranches, or shall materially restrict the authority of the Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) the Lender determines that matching deposits appropriate to fund or maintain its LIBO Rate Tranches are not available to it, or (c) the Lender determines that the formula for calculating the Adjusted LIBO Rate does not fairly reflect the cost to the Lender of making or maintaining LIBO Rate Tranches based on such rate, then the Borrower's right to borrow LIBO Rate Tranches shall be suspended to the extent and for the duration of such impracticability or restriction and all LIBO Rate Tranches that are outstanding or are the subject of any Notice of Conversion/Continuance and which cannot lawfully or practicably be converted or maintained by the Lender shall immediately become or remain Floating Rate Tranches. The Borrower agrees to indemnify the Lender and hold the Lender harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration as described in clause (a) of this Section 2.14.

         SECTION 2.15.  Change in Circumstances.

         (a) If the Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or the adoption or effectiveness of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing, or any change in the interpretation or administration in any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the date hereof, has or would have the effect of reducing the rate of return on the Lender's capital, as a consequence of its obligations under this Credit Agreement to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed in good faith by the Lender to be material, then the Lender shall give the Borrower written notice thereof. Within thirty (30) days of the date on which the Borrower receives such notice, the Borrower shall pay to the Lender an amount that will, in Lender's reasonable determination, provide adequate compensation to the Lender for any such reduction in accordance with subparagraph (b) below. Notwithstanding the foregoing, in no event shall the Lender be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

         (b) The Lender shall deliver to the Borrower a written statement setting forth such amount or amounts as shall be necessary to compensate the Lender as specified in subparagraph (a) above, and such statement shall be prima facie evidence that such amount(s) are due and owing. In preparing such statement, the Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may be determined by any reasonable averaging and attribution method. The Borrower shall pay to the Lender the amount shown as due on any such statement within thirty (30) calendar days after the Borrower's receipt of the same.

         SECTION 2.16.  Time, Place and Method of Payments.

         (a) The Borrower shall make each payment hereunder and under the Note delivered hereunder not later than 2:00 p.m., Charlotte, North Carolina time, on the day when due in lawful money of the United States (in freely transferable Dollars) to the Lender at the Principal Office in immediately available funds and any funds received by the Lender after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day.

         (b) Whenever any payment hereunder or under the Note (including principal of or interest on the Loan or any fees or other amounts), shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or other amount, as the case may be.

         SECTION 2.17.  Use of Proceeds.

         (a) The proceeds of the Loan shall be used for working capital purposes and to make loans or advances to the Parent Guarantor. In no event shall the funds from the Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes. The Parent Guarantor shall use the proceeds from all advances made to it by the Borrower solely to repurchase and retire the remaining 13.5% Subordinated Debentures issued by the Parent Guarantor and due on July 31, 2009.

         (b) No portion of the proceeds of the Loan under this Credit Agreement shall be used by the Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X or any other regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

         SECTION 2.18. Mitigation. Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office for LIBO Rate Tranches, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue under Sections 2.11, 2.13,
2.14 or 2.15 or would avoid the unavailability of LIBO Rate Tranches under
Section 2.12 and would not, in any such case, in the sole judgment of the Lender, be otherwise disadvantageous to Lender.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

         SECTION 3.1. Conditions Precedent to the Loan. The obligation of the Lender to make the initial Loan on the Effective Date is subject to the satisfaction of the following conditions precedent:

         (a) The Lender shall have received, duly authorized, executed and delivered by each Person that is a party thereto, in form and substance satisfactory to the Lender, each of the following:

                 (i) each of the following Loan Documents (together with all schedules and exhibits thereto) dated on or as of the Effective Date:

                          (aa)    this Credit Agreement,

                          (bb)    the Note,

                          (cc)    the Parent Guaranty,

                          (dd)    the Parent Pledge Agreement,

                          (ee) in multiple counterparts as requested by the Lender, a Financing Statement of Change from the Parent Guarantor, as debtor constituent to the instrument described in subclause (dd) above,

                          (ff)    the GP Guaranty,

                          (gg)    the GP Pledge Agreement,

                          (hh) in multiple counterparts as requested by the Lender, a Financing Statement of Change from the Hallwood GP, as debtor constituent to the instrument described in subclause (gg) above,

                          (ii) in multiple counterparts as requested by the Lender, the Deed of Trust Amendment,

                          (jj) in multiple counterparts as requested by the Lender, Amendments to Financing Statements from the Borrower, as debtor constituent to the instrument described in subclause (ii) above,

                          (kk)    the Security Agreement,

                          (ll) in multiple counterparts as requested by the Lender, Financing Statement of Change from the Borrower, as debtor constituent to the instrument described in subclause (kk) above,

                          (mm)    the Interest Rate Protection Agreement, and

                 (ii) a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit K hereto, duly executed and delivered by its sole general partner, Hallwood GP;

                 (iii) a certificate of the Secretary of Hallwood GP, dated the Effective Date and certifying as to (aa) the adoption and continuing effect of resolutions of the board of directors of Hallwood GP authorizing, individually and in its capacity as the sole general partner of the Borrower, the transactions contemplated hereby and by the other Loan Documents to which the Borrower or Hallwood GP is a party, (bb) the Certificate of Incorporation of Hallwood GP and all amendments thereto, (cc) the Bylaws of Hallwood GP and all amendments thereto, and (dd) the incumbency of all officers of Hallwood GP who will execute or have executed on behalf of Hallwood GP individually and in its capacity as general partner of the Borrower any document or instrument required to be delivered hereunder, containing the signature of same;

                 (iv) a certificate of the Secretary of the Parent Guarantor, dated the Effective Date and certifying as to (aa) the adoption and continuing effect of resolutions of the board of directors of the Parent Guarantor authorizing the transactions contemplated hereby and by the other Loan Documents to which the Parent Guarantor is a party,
         (bb) the Certificate of Incorporation of the Parent Guarantor and all amendments thereto, (cc) the Bylaws of the Parent Guarantor and all amendments thereto, and (dd) the incumbency of all officers of the Parent Guarantor who will execute or have executed any document or instrument required to be delivered hereunder by the Parent Guarantor, containing the signature of same;

                 (v) a copy of the filed stamped Certificate of Limited Partnership filed with the Office of the Secretary of State for the State of Colorado with respect to the Borrower;

                 (vi) with respect to Hallwood GP, a certificate of existence and good standing from the Secretary of State of Delaware dated no more than fifteen (15) calendar days prior to the Effective Date and certificates of authorization to do business and good standing in the States of Colorado and Texas;

                 (vii) with respect to the Parent Guarantor, a certificate of existence and good standing from the Secretary of State of Delaware dated no more than fifteen (15) calendar days prior to the Effective Date and certificates of authorization to do business and good standing in the State of Texas;

                 (viii)  the Opinion of the Loan Parties' Counsel;

                 (ix) certificates of insurance coverage or insurance binders evidencing that all insurance required to be obtained and/or maintained by the Loan Parties as of the Effective Date pursuant to any of the Loan Documents is in full force and effect;

                 (x) (aa) the Initial Financial Statements and (bb) such other financial information, regarding the Loan Parties as the Lender may reasonably request. All of such financial statements and financial information shall be satisfactory to the Lender;

                 (xi) all fees and expenses due and payable hereunder on or before the Effective Date and invoiced to the Loan Parties in writing prior to the Effective Date; and

                 (xii) such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

         (c) The Lender shall have received the following, in form and substance satisfactory to the Lender:

                 (i) favorable due diligence reviews and lien and judgment searches prepared by special counsel acceptable to the Lender showing acceptable title in the Borrower to at least 80% by reserve value of the Mortgaged Properties;

                 (ii) an engineering report prepared by personnel of the Loan Parties, which report (aa) reviews the Mortgaged Properties, (bb) sets forth and evaluates the proven and producing, shut-in, behind-pipe and undeveloped oil and gas reserves (separately classified as such) attributable to the Mortgaged Properties as of July 1, 1997, (cc) evaluates the productivity and the economic life of all wells included in the Mortgaged Properties; the quantity of the proved reserves recoverable therefrom; the projected rate of production, net income and expenses attributable to such proved reserves; the minimum development costs which are needed to develop the proved reserves to their economic life; and the expediency of any change in methods of treatment or operation of any well included in the Mortgaged Properties, and (dd) contains such additional information as the Lender may reasonably require, as of the date of such engineering report (the "Initial Engineering Report");

                 (iii) the Initial Borrowing Base Asset Reports (other than the Initial Engineering Report) and such other information regarding the Borrowing Base Assets as the Lender may reasonably request;

         (d) The Lender shall have received a certificate of a Responsible Officer of Hallwood GP, dated the Effective Date, certifying on behalf of the Borrower that (i) the representations and warranties of the Borrower contained in Article IV hereof and, in all material respects, in each of the other Loan Documents to which the Borrower is a party are true, correct and complete on the Effective Date both before and after giving effect to the making of the Loan, (ii) no Default or Event of Default has occurred and is continuing on the Effective Date either before or after giving effect to the making of the Loan,
(iii) no material litigation (other than Existing Litigation) is pending or, to the best knowledge of the Borrower after due inquiry, threatened against the Borrower and no material adverse development has occurred in any Existing Litigation, as of the Effective Date, and (iv) no events or state of affairs which could reasonably be expected to result in a Material Adverse Effect have occurred since December 31, 1996;

         (e) The Lender shall have received a certificate of a Responsible Officer of the Parent Guarantor, dated the Effective Date, certifying on behalf of the Parent Guarantor that (i) the representations and warranties of the Loan Parties contained herein, and, in all material respects, in each of the other Loan Documents are true, correct and complete on the Effective Date both before and after giving effect to the making of the Loan, (ii) no Default or Event of Default has occurred and is continuing on the Effective Date either before or after giving effect to the making of the Loan, (iii) no material litigation (other than Existing Litigation) is pending or, to the best knowledge of the Parent Guarantor after due inquiry, threatened against any Loan Party and no material adverse development has occurred in any Existing Litigation, as of the Effective Date, and (iv) no events or state of affairs which could reasonably be expected to result in a Material Adverse Effect have occurred since December 31, 1996;

         (f) A search, made no more than 30 days prior to the Effective Date, of the Uniform Commercial Code filing offices in each relevant jurisdiction shall have revealed no filings or recordings with respect to the Collateral (except, with respect to the Mortgaged Properties, Permitted Liens, in favor of any Person. The Lender shall have received a copy of the search reports received as a result of such search and fully executed releases effectuating the termination of any and all Liens (other than Permitted Liens) pertaining to any of the Collateral;

         (g) The Lender shall have received payment in full of the facility fee pursuant to the provisions of Section 2.10 hereof; and

         (h) Such other conditions precedent which the Lender may reasonably have requested or required.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Credit Agreement and to make the Loan, the Parent Guarantor represents and warrants as to itself and its Related Energy Affiliates, Hallwood GP represents as to itself and its Subsidiaries and the Borrower represents and warrants as to itself, to the Lender that the following statements are true, correct and complete.

         SECTION 4.1. Organization. (a) The Parent Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material Governmental Approvals required to carry on its business as now conducted.

         (b) The Borrower is a limited partnership duly formed pursuant to the Colorado Uniform Limited Partnership Act of 1981, and has full power and all material Governmental Approvals required to carry on its business as now conducted. Hallwood GP is the sole general partner of the Borrower and the Parent Guarantor is the sole limited partner of the Borrower.

         (c) HEP is a limited partnership duly formed pursuant to the Uniform Limited Partnership Act of the State of Delaware, and has full power and all material Governmental Approvals required to carry on its business as now conducted. The Borrower is the sole general partner of HEP.

         (d) Hallwood GP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material Governmental Approvals required to carry on its business as now conducted.

         (e) Each Loan Party is duly authorized to do business as a foreign partnership or corporation, as the case may be, wherever the nature of its Properties or of its activities requires such authorization, except where the failure to so qualify would not result in a Material Adverse Effect.

         SECTION 4.2. Organization; Powers (Related Energy Affiliates). Each Related Energy Affiliate of the Parent Guarantor and each Subsidiary of Borrower and each general partner of each such Person which is a partnership
(i) is a corporation, limited liability company, or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) is duly qualified to conduct business as a foreign corporation, foreign limited liability company, or foreign limited partnership (as applicable), and is in good standing, in each other jurisdiction in which such qualification and good standing are reasonably necessary in order for it to conduct its business and own or lease its Properties as conducted and owned except where the failure to so qualify would not result in a Material Adverse Effect and (iii) has all corporate, limited liability company or partnership power (as applicable) and all material Governmental Approvals required to own or lease its Properties and to carry on its business as now conducted and as proposed to be conducted.

         SECTION 4.3. Authority. Each of the Loan Parties has the corporate or partnership power and authority (as applicable) and legal right under its respective certificate of incorporation, by-laws, Partnership Agreement and the laws of the jurisdiction of its organization to execute, deliver and perform each of the Loan Documents executed by, or to be executed by, such Loan Party and each other agreement or instrument contemplated thereby to which it is or will be a party and, with respect to the Borrower, to borrow hereunder. The execution, delivery and performance of each of the Loan Documents to which any Loan Party is or will be a party and the consummation of the transactions contemplated thereby, and, with respect to the Borrower, the borrowing of funds under this Credit Agreement, have been duly authorized by all necessary corporate or partnership action (as applicable) on the part of each Loan Party and each general partner of each Loan Party (as applicable) and require no action by or in respect of, or filing with, any Governmental Authority which has not been made or obtained. No action or consent is required of the limited partners, if any, of any Loan Party in connection with the due execution, delivery and performance of the Loan Documents, including this Credit Agreement. This Credit Agreement constitutes, and each of the other Loan Documents to which any Loan Party is a party when executed and delivered by such Loan Party, will constitute the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability thereof may be limited by Debtor Relief Laws and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 4.4. Use of Proceeds. The Borrower's uses of the proceeds of the Loan shall be as set forth in Section 2.17. No Loan Party is engaged principally, or as one of such Loan Party's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such Margin Stock, and no part of the proceeds of the Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. None of the assets of the Borrower are Margin Stock. None of the Loan Parties nor any agent acting on their behalf, have taken or will knowingly take any action which would cause this Credit Agreement or any other Loan Document to violate Regulation U or Regulation X or to violate the Securities Exchange Act of 1934, as amended.

         SECTION 4.5.   No Conflict.    The execution, delivery and performance
by each Loan Party of the Loan Documents to which such Loan Party is a party, the compliance by any Loan Party with the terms and provisions thereof and the consummation of each of the transactions contemplated thereby, do not and will not (i) require any consent or approval of the stockholders or partners of any Loan Party, or any Governmental Approval or any other Person which has not been obtained, (ii) by the lapse of time, the giving of notice or otherwise, (aa) constitute a violation of any Requirement of Law binding on any Loan Party or a breach of any provision contained in the certificate of incorporation, bylaws or Partnership Agreement of any Loan Party, (bb) constitute a breach of any material provision contained in any material contract to which such Loan Party is a party or by which such Loan Party is bound, or (cc) result in or require the creation or imposition of any Lien whatsoever upon any of the Properties of such Loan Party (other than Liens permitted pursuant to the Loan Documents).

         SECTION 4.6. Ownership of Properties; Liens. (a) Except as disclosed on Schedule 4.6 attached hereto, the Borrower has good and marketable title to all material Properties purported to be owned by the

Borrower, including, without limitation, all Mortgaged Properties and all other Property reflected in the financial statements referred to in Subsection 4.9(a) and all Properties which are used by the Borrower in the operation of its business, and none of such Properties is subject to any Lien other than Permitted Liens.

         (b) The Parent Guarantor has good and marketable title to all material Properties purported to be owned by the Parent Guarantor, including, without limitation, all Property reflected in the financial statements referred to in Subsection 4.9(a) and all Collateral described in the Parent Pledge Agreement, and none of such Collateral is subject to any Lien.

         SECTION 4.7.   Mortgaged Properties. Except as disclosed on Schedule
4.6 attached hereto, the Borrower has good, marketable, and record title to all of the Oil and Gas Interests described in the Initial Engineering Report other than Immaterial Oil and Gas Interests, free and clear of all Liens except Permitted Liens. With the exception of Immaterial Oil and Gas Interests, all oil, gas, and other mineral leaseholds and fee interests comprising or affecting the Oil and Gas Interests described in the Initial Engineering Report are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Except with respect to Immaterial Oil and Gas Interests, but without regard to any consent or non-consent provisions of any joint operating agreement covering any of the Proved Reserves of the Borrower, the Borrower's share of (i) the costs for each of the Proved Reserves described in the Initial Engineering Report is not greater than the decimal fraction set forth in the Initial Engineering Report, before and after payout, as the case may be, and described therein by the respective designations "working interests", "WI", "gross working interest", "GWI", or similar terms, and (ii) production from, allocated to, or attributed to each such Proved Reserves is not less than the decimal fraction set forth in the Initial Engineering Report, before and after payout, as the case may be, and described therein by the designations "net revenue interest", "NRI", or similar terms. Except with respect to Immaterial Oil and Gas Interests, each well drilled in respect of Oil and Gas Interests described in the Initial Engineering Report (i) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and the Borrower is currently receiving payments for its share of production, with no material funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (ii) has been drilled, bottomed, completed, and operated in compliance with all applicable Requirements of Law and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production. For purposes of this Subsection 4.7, "Immaterial Oil & Gas Interests" means Oil and Gas Interests which, in the aggregate, do not represent more than two percent (2%) of the discounted present value of all Oil and Gas Interests as set forth in the Initial Engineering Report delivered to the Lender pursuant to Section 3.1(c)(ii).

         SECTION 4.8.   No Defaults.

         (a) None of the Loan Parties is a party to any material Contractual Obligation that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) (i) No Default or Event of Default exists, and (ii) none of the Loan Parties is in default in any material respect under any material Contractual Obligation.

         SECTION 4.9.   Financial Position; No Material Adverse Change.

         (a) The Parent Guarantor has heretofore furnished to the Lender its (i) Consolidated balance sheet, and the related consolidated statements of income, cash flows and shareholders' equity as of and for the Fiscal Year end December 31, 1996, audited by and accompanied by the unqualified opinion of Deloitte Touche and (ii) the unaudited Consolidated balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as September 30, 1997, and the related unaudited Consolidated statements of income and cash flows for such quarterly period and for the portion of the Fiscal Year then ended. Such financial statements present fairly the Consolidated financial condition and results of operations and cash flows of the Parent Guarantor and its Consolidated Subsidiaries as of such dates. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

         (b) No Loan Party has any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Consolidated balance sheet of the Parent Guarantor or as otherwise disclosed to the Lender in writing.

         (c) The Loan Parties have disclosed to the Lender in writing any and all facts which, in the reasonable good faith judgment of such Loan Parties, could result in a Material Adverse Effect.

         SECTION 4.10.  Litigation; Adverse Effects.

         (a) Except for Existing Litigation, there are no actions, suits, proceedings, governmental investigations or arbitrations, at law or in equity, before or by any Governmental Authority, pending or, to the best knowledge of the Parent Guarantor, threatened against the Parent Guarantor or any Subsidiary of the Parent Guarantor or any material Property of the Parent Guarantor or any Subsidiary of the Parent Guarantor, which could reasonably be expected to result in a Material Adverse Effect. There are no outstanding judgments, injunctions, writs, rulings or orders by any Governmental Authority against any Loan Party or any such Loan Party's stockholders, partners, directors or officers which have or could reasonably be expected to result in a Material Adverse Effect.

         (b) Except Existing Litigation, there are no actions, suits, proceedings, governmental investigations or arbitrations, at law or in equity, before or by any Governmental Authority, pending or, to the best knowledge of the Borrower, threatened against the Borrower or any material Property of the Borrower.

         (c) None of the business, Properties, or operations of any Loan Party are materially and adversely affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or of the public enemy or other casualty (whether or not covered by insurance).

         SECTION 4.11. ERISA. Each Loan Party is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which such Loan Party was required to file a report with the PBGC, and the present value of all benefit liabilities under each Benefit Plan (based on those assumptions used to fund such Benefit Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the Properties of such Benefit Plans. No Loan Party has any ERISA Affiliates (other than the Loan Parties) or Multiemployer Plans. The Borrower has no Benefit Plans.

         SECTION 4.12. Payment of Taxes. Each Loan Party has filed all federal, state and local tax returns and other reports required by Requirements of Law to have been filed by such Loan Party and has paid (prior to delinquency) all taxes and other similar charges and assessments that are due and payable, including extensions, except taxes, charges and assessments which are being diligently contested in good faith by appropriate proceedings and any Lien arising thereunder constitutes a Permitted Lien. No Responsible Officer of the Parent Guarantor has knowledge of any proposed tax assessment against any Loan Party that is likely to result in a Material Adverse Effect.

         SECTION 4.13.  Environmental Matters.  Except as disclosed on Schedule
4.13 or as could not reasonably be expected to result in a liability in excess of $50,000:

         (a) Each Loan Party and each operator of the Mortgaged Properties is in compliance with all applicable Environmental Laws;

         (b) Each Loan Party has obtained all Governmental Approvals required under applicable Environmental Laws to operate its business as presently conducted or as proposed to be conducted and all such Governmental Approvals are in full force and effect and each Loan Party is in compliance with all terms and conditions of such Governmental Approvals;


         (c) None of the Loan Parties nor any of the present Property or operations (including without limitation, the Mortgaged Properties) or the past Property or operations of any Loan Party is subject to any order from or agreement with any Governmental Authority or private party respecting (i) failure to comply with any Environmental Law or any Remedial Action, or (ii) any Environmental Liabilities arising from the Release or threatened Release of a Hazardous Substance into the environment except those orders and agreements with which such Loan Party has complied;

         (d) None of the operations of any Loan Party is subject to any judicial or administrative proceeding alleging a violation of, or liability under, any Environmental Law;

         (e) To the knowledge and belief of the Loan Parties after reasonable and good faith inquiry with respect thereto, none of the operations of any Loan Party is the subject of any investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Hazardous Substance into the environment;

         (f) No Loan Party has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance under 40 CFR Part 261 or any state or local equivalent;

         (g) No Loan Party has filed any notice under any applicable Environmental Law reporting a Release of a Hazardous Substance (other than minor or de minimis emissions or releases) into the environment;

         (h) There is not now, nor, to the knowledge and belief of the Loan Parties (after reasonable and good faith inquiry with respect thereto) has there ever been, on or in any Property of any Loan Party (including without limitation, the Mortgaged Properties):

                 (i) any generation, treatment, recycling, storage or disposal of any Hazardous Substance under 40 CFR Part 261 or any state or local equivalent, except the storage of Hazardous Substances in compliance with all applicable Environmental Laws,

                 (ii) any underground storage tanks or surface impoundments, except pits incidental to oil and gas wells which are in compliance with all applicable Environmental Laws,

                 (iii)  any asbestos-containing material, or

                 (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

         (i) There have been no written commitments or agreements involving a Loan Party from or with any Governmental Authority or any private entity (including, without limitation, the owner of the Property or any portion thereof) relating to the generation, storage, treatment, presence, Release, or threatened Release of any Hazardous Substance on or into any of the Properties of the such Loan Party (including without limitation, the Mortgaged Properties) or the environment (including off-site disposal of toxic wastes or Hazardous Substances) or any Remedial Action with respect thereto;

         (j) No Loan Party has received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Hazardous Substance into the environment;

         (k) No Loan Party has any known liability in connection with any material Release or material threatened Release of any Hazardous Substances into the environment; and

         (l) After due inquiry, no Environmental Lien has attached to any Properties of any Loan Party (including without limitation, the Mortgaged Properties).

         SECTION 4.14. Governmental Regulation. No Loan Party is subject to regulation under the Interstate Commerce Act, as amended, the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or any other Requirements of Law such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by this Credit Agreement and the other Loan Documents or any document executed in connection therewith is impaired.

         SECTION 4.15.  Disclosure.

         (a) All information contained in any financial statements, certificates, exhibits, schedules, operating statements and any other statements and written information (excluding estimates and forecasts) furnished by or on behalf of any Loan Party to the Lender, (taken as a whole) in connection with any transaction contemplated hereby or by any other Loan Document on or prior to the date this representation is made or deemed made, were, and will be, true, complete and correct in all material respects and do not, and will not, contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (b) The Initial Engineering Report accurately reflects in all material respects, the ownership interests in the oil and gas properties referred to therein (including all before and after payout calculations).

         SECTION 4.16. Subsidiaries; Partnerships. The Borrower has no Subsidiaries. Except as disclosed on Schedule 4.16, the Borrower is not a partner or member in any limited liability company, joint venture, partnership or unincorporated association. For purposes of this Section, it is understood and agreed that the Borrower's participation in joint ownership and development of Oil and Gas Interests as an undivided interest owner pursuant to the terms of a joint operating agreement or other similar agreement entered into in the ordinary course of business of the Borrower shall not constitute the Borrower being a venturer or partner in any joint venture or partnership, provided that each such operating agreement or similar agreement specifically states that no partnership or joint venture is created or intended to be created pursuant to such agreement.

         SECTION 4.17. Security. (a) The Security Agreement contains a description of all of the material assets and properties of the Borrower (other than the general partner interest owned by the Borrower in HEP) sufficient to grant to the Lender, a legal, valid, and enforceable Lien in all right, title and interest of the Borrower in said Collateral pursuant to applicable law.

         (b) The provisions of the Parent Pledge Agreement are effective to grant to the Lender, a legal, valid, and enforceable Lien in all right, title and interest of the Parent Guarantor in the Collateral described therein.

         (c) The provisions of the GP Pledge Agreement are effective to grant to the Lender, a legal, valid, and enforceable Lien in all right, title and interest of Hallwood GP in the Collateral described therein.

         SECTION 4.18. Solvency. No Loan Party (i) is "insolvent" (within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Conveyance Act or Section 2 of the Uniform Fraudulent Transfer Act) or will become insolvent as a result of the incurrence of any obligation under any Loan Document to which it is a party; (ii) has unreasonably small capital (after giving effect to the transactions contemplated in any Loan Document to which it is a party) for the conduct of its existing and contemplated business; or (iii) is able to perform its contingent obligations and other commitments as they mature in the normal course of business.

         SECTION 4.19. Business; Compliance with Laws. None of the Borrower, HEP and Hallwood GP has conducted and is now conducting any business other than business relating to the exploration, development, financing, acquisition, ownership, operation, maintenance, storage, transporting, processing and marketing of Hydrocarbons and other Oil and Gas Interests as currently conducted. Each Loan Party has conducted its business and affairs in compliance with all Requirements of Law applicable thereto.

         SECTION 4.20. Licenses, Permits, Etc. Each Loan Party possess such Governmental Approvals as are necessary to carry on their respective businesses as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not result in a Material Adverse Effect.

         SECTION 4.21. Location of the Loan Parties. The principal place of business of each of the Borrower and Hallwood GP is Denver, Colorado and the Borrower's chief executive office is located at 4582 South Ulster Parkway, Suite 1700, Denver, Colorado 80237. The Parent Guarantor's principal place of business Dallas, Texas and the chief executive office of Hallwood GP and the Parent Guarantor is located at 3710 Rawlins, Suite 1500, Dallas, Texas 75219-4236.

         SECTION 4.22. Gas Imbalances. Except as set forth on Schedule 4.22 or specifically disclosed in the consolidated financial statements of the Parent Guarantor and its Consolidated Subsidiaries or the Initial Engineering Report, there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's Oil and Gas Interests which would require the Borrower to deliver Hydrocarbons produced from any of the Borrower's Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor which would exceed $25,000 in the aggregate.

         SECTION 4.23. Fiscal Year. The Borrower's Fiscal Year is January 1 through December 31.

                                   ARTICLE V

                   AFFIRMATIVE COVENANTS OF THE LOAN PARTIES

                 So long as this Credit Agreement shall remain in effect or the principal of or interest on the Loan, or any fee, expense, compensation or any other amount payable under any Loan Document shall remain unpaid or outstanding, unless the Lender shall otherwise consent in writing, each of the Loan Parties covenants and agrees that:

         SECTION 5.1. Information. The Loan Parties shall deliver, or cause to be delivered, to the Lender:

                 (i) as soon as available, and in any event within sixty (60) days after the end of the first three (3) fiscal quarters in each Fiscal Year of the Parent Guarantor, the unaudited Consolidated and consolidating balance sheet of the Parent Guarantor and its Consolidated Subsidiaries as at the end of such quarterly period and year to date period then ended, and the related unaudited Consolidated and consolidating statements of income and cash flows for such quarterly period and for the portion of the Fiscal Year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior Fiscal Year, all in reasonable detail prepared in a manner satisfactory to the Lender, and certified by a Responsible Officer of the Parent Guarantor responsible for the administration of the finances and accounting practices of the Parent Guarantor that such financial statements fairly present the Consolidated financial condition and results of operations of, respectively, the Parent Guarantor and its Consolidated Subsidiaries in accordance with GAAP for the Fiscal Quarter and year to date period then ended, subject to changes resulting from normal year-end audit adjustments.

                 (ii) as soon as available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year of the Parent Guarantor, the audited Consolidated balance sheet of the Parent Guarantor as of the end of such Fiscal Year and the related audited Consolidated statements of income, cash flows and shareholders' equity of the Parent Guarantor for such Fiscal Year, setting forth the comparative figures for the preceding Fiscal Year all audited by Deloitte Touche or other independent certified public accountants of recognized national standing satisfactory to the Lender and accompanied by an unqualified opinion of such accountants to the effect that such Consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Guarantor and its Consolidated Subsidiaries, on a Consolidated basis, in accordance with GAAP.

                 (iii) as soon as practicable, and in any event within sixty
         (60) days after the end of each Fiscal Quarter in each Fiscal Year of the Borrower, the unaudited balance sheet of the Borrower as at the end of such quarterly period and year to date period then ended, and the related unaudited statements of income and cash flows for such quarterly period and for the portion of the Fiscal Year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior Fiscal Year, all in reasonable detail prepared in a manner satisfactory to the Lender, and certified by a Responsible Officer of the Borrower responsible for the administration of the finances and accounting practices of the Borrower that such financial statements fairly present the financial condition and results of operations of the Borrower in accordance with GAAP for the Fiscal Quarter and year to date period then ended, subject to changes resulting from normal year-end audit adjustments.

                 (iv) together with the delivery of statements referred to in subclauses (i), (ii), and (iii) above, a Compliance Certificate, in form and substance satisfactory to the Lender, signed by a Responsible Officer of the Parent Guarantor responsible for the administration of the finances and accounting practices of the Parent Guarantor, stating that the signer has reviewed the terms of this Credit Agreement and the other Loan Documents and stating whether or not he has knowledge of any such Default or Event of Default and, if so, specifying each such condition or event of which he has knowledge and the nature thereof and any corrective action taken or proposed to be taken with respect thereto. Such Compliance Certificate shall set forth the calculations required to establish compliance with the financial
         covenants set forth in Section 6.14   for the fiscal period covered by
         such financial statements.

                 (v) promptly and in any event within five (5) Business Days after any Responsible Officer of any Loan Party obtains knowledge thereof, notice of (aa) the institution of or threat in writing of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party not previously disclosed in writing to the Lender, which if adversely determined, could reasonably be expected to result in a Material Adverse Effect, or any material adverse development in any Existing Litigation, or
         (bb) the occurrence of any event which constitutes a Default or Event of Default, such notice to specify the nature and period of existence of such Default or Event of Default, and what action the Loan Parties have taken, are taking or propose to take with respect thereto.

                 (vi) promptly upon receipt thereof, one copy of each other report submitted to the Parent Guarantor or to the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of such Person.

                 (vii) promptly upon their becoming available, one copy of each financial statement and proxy statement sent or made available by any Loan Party to its security holders, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by such Loan Party with any securities exchange or the Securities and Exchange Commission or any successor agency, and of all press releases and other statements made available generally by each Loan Party to the public concerning material developments in the business of such Loan Party.

                 (viii) promptly upon request therefor by the Lender, copies of such title opinions and other information in the Borrower's possession, control or direction regarding title to the Mortgaged Properties as are appropriate to determine the status of title with respect thereto.

                 (ix) promptly upon receipt of same, copies of any notice or other information received by any Loan Party indicating any potential, actual or alleged (aa) non-compliance with or violation of the requirements of any Environmental Law which could reasonably be expected to result in liability to such Loan Party for fines, clean up or any other remediation obligations or any other liability in excess of $50,000, individually or in the aggregate; (bb) release or threatened release of any toxic or hazardous waste, substance, or constituent, or other substance into the environment which release would impose on such Loan Party a duty to report to a Governmental Authority or to pay cleanup costs or to take remedial action under any Environmental Law which is likely to result in liability to such Loan Party for fines, clean up and other remediation obligations or any other liability in excess of $50,000 in the aggregate; or (cc) the existence of any Lien arising under any Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $50,000 in the aggregate.

                 (x)  promptly (but in all events within five (5) Business
         Days) after any Responsible Officer of any Loan Party becomes aware of the occurrence of any Default, a certificate of such Responsible Officer setting forth the details thereof and the action which the Loan Parties are taking or propose to take with respect thereto.

                 (xi) by April 1 and August 1 of each year, an engineering report in form and substance reasonably satisfactory to the Lenders which may be prepared by or under the supervision of a petroleum engineer who may be an employee of the Loan Parties, which shall evaluate the Mortgaged Property as of the preceding December 31 or June 30, respectively, together with reports prepared by the personnel of the Loan Parties setting forth the production volumes, revenue, prices received, and expenses for all Oil and Gas Interests owned by the Borrower for the most recent six (6) month period ending December 31 or June 30, as the case may be. Such reports shall be prepared on a cash basis and shall be reported on a well by well, lease by lease or field by field basis or on such other basis for which such Properties are normally reported in the Borrower's ordinary course of business.

                 (xii) promptly notify the Lender of any material adverse change in the business, financial condition, operations or prospects of the any Loan Party.

                 (xiii) from time to time promptly furnish such additional information regarding the financial position or business of the Loan Parties as the Lender may reasonably request.

         SECTION 5.2. Payment and Performance. Each of the Loan Parties will pay all amounts due under each Loan Document to which it is a party in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied therein.

         SECTION 5.3. Business of the Borrower. The primary business of the Borrower is and will continue to be the acquisition, exploration for, development, production, transportation, processing and marketing of Hydrocarbons and accompanying elements and serving as the general partner of HEP.

         SECTION 5.4. Existence. Each Loan Party shall maintain its (i) partnership or corporate, as applicable, existence, rights and franchises and good standing in the jurisdiction of its organization or incorporation, and
(ii) qualification and good standing in all jurisdictions in which such qualification and good standing are necessary in order for the such Loan Party or such Subsidiary to conduct its business and own its Property as conducted and owned in such jurisdiction except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

         SECTION 5.5. Right of Inspection. Each Loan Party will permit, and will cause each Subsidiary of such Loan Party to permit, any officer, employee or agent of the Lender to visit and inspect any of the Properties of such Loan Party (including without limitation, the Mortgaged Properties), examine such Loan Party's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of such Loan Party with such Loan Party's officers, accountants and auditors, all at such reasonable times and during normal business hours and as often as the Lender may reasonably desire.

         SECTION 5.6. Maintenance of Insurance. Each Loan Party maintains and will cause to be maintained with financially sound and reputable insurers, insurance with respect to the Property and business of such Loan Party against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. Upon request of the Lender, the Loan Parties will furnish or cause to be furnished to the Lender from time to time a summary of such insurance in form and substance satisfactory to the Lender. In the case of any fire, accident or other casualty causing loss or damage to any Collateral, the proceeds of such policies shall be used (i) to repair or replace the damaged Collateral, or (ii) to prepay the Obligations.

         SECTION 5.7.   Payment of Taxes and Claims.  Each Loan Party will pay
(i) all taxes imposed upon it or any of its Properties or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (ii) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien (other than a Permitted Lien) on any of its Properties; provided, however, no payment of taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the Properties of such Loan Party are subject to levy or execution, (ii) such Loan Party as and to the extent required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) to the extent the amount of the contested taxes or claims are in excess of $50,000 (in the aggregate), such Loan Party has notified the Lender of such circumstances, in detail satisfactory to the Lender.

         SECTION 5.8. Compliance with Laws and Documents. Each Loan Party will comply with all Requirements of Law, its certificate (or articles) of incorporation, bylaws, certificate of limited partnership, Partnership Agreement and similar organizational documents and all material Contractual Obligations to which such Loan Party is a party, if a violation, alone or when combined with all other such violations, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.9. Maintenance of Ownership of Oil and Gas Interests. Except as expressly permitted by the terms of this Credit Agreement and except for Immaterial Oil and Gas Interests, the Borrower shall maintain at all times
(i) a net revenue interest in the Mortgaged Properties not less than the net revenue interest set forth in Initial Engineering Report, and (ii) a working interest in the Mortgaged Properties not greater than the working interest set forth in the Initial Engineering Report.

         SECTION 5.10.  Operation of Properties and Equipment.

         (a) Each Loan Party will maintain and operate its Properties (including without limitation, the Mortgaged Properties) in a good and workmanlike manner, and, with respect to the Mortgaged Properties, observe and comply, in all material respects, with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Mortgaged Properties so long as such Mortgaged Properties are capable of producing Hydrocarbons and accompanying elements in paying quantities.

         (b) The Borrower will comply, and will use its best efforts to cause the operator of the Mortgaged Properties to comply, in all material respects with all material Contractual Obligations applicable to or relating to the Mortgaged Properties.

         (c) Each Loan Party will maintain, preserve and keep at all times, all equipment used with respect to their respective businesses in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if the Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of such Loan Party.

         SECTION 5.11. Environmental Law Compliance and Indemnity. Each Loan Party will comply in all material respects with all Environmental Laws binding on such Loan Party or such Subsidiary, including, without limitation, (i) all licensing, permitting, notification and similar requirements of Environmental Laws, and (ii) all provisions of all Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hazardous
Substances.   Each Loan Party will promptly pay and discharge when due, all debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws binding on such Loan Party. Each Loan Party hereby indemnifies, and agrees to defend and hold harmless the Lender and its agents, affiliates, officers, directors, and employees from and against any and all claims, losses, demands, actions, causes of action, and liabilities whatsoever (including without limitation reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or resulting from the contamination by any Hazardous Substance or environmental pollutant in violation of any federal, state or local Environmental Laws, including without limitation violation of the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, or of the Resource Conservation and Recovery Act, as amended from time to time; but excluding any such losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of such indemnitee.

         SECTION 5.12. ERISA Reporting Requirements. Each Loan Party shall furnish or cause to be furnished to Lender:

         (a) Promptly and in any event (i) within fifteen (15) days after such Loan Party or any ERISA Affiliate knows or has reason to know that any Reportable Event described in clause (a) of the definition of Reportable Event or any event described in section 4063(a) of ERISA with respect to any Benefit Plan of such Loan Party or any ERISA Affiliate has occurred, and (ii) within ten (10) days after such Loan Party or any ERISA Affiliate knows or has reason to know that any other Reportable Event with respect to any Benefit Plan of such Loan Party or any ERISA Affiliate has occurred or a request for minimum funding waiver under section 412 of the Code with respect to any Benefit Plan of such Loan Party or any ERISA Affiliate has been made, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

         (b) Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the PBGC, copies of each notice received by such Loan Party or any ERISA Affiliate of the PBGC's intention to terminate any Benefit Plan or to have a trustee appointed to administer any Benefit Plan;

         (c) Promptly and in any event within fifteen (15) days after the receipt by any Loan Party of a request therefor by the Lender, copies of any annual and other report (including Schedule B thereto) with respect to a Benefit Plan filed by such Loan Party or any ERISA Affiliate with the United States Department of Labor, the IRS or the PBGC;

         (d) Promptly, and in any event within ten (10) Business Days after receipt thereof, a copy of any correspondence any Loan Party or any ERISA Affiliate receives from the Plan Sponsor (as defined by section 4001(a)(10) of ERISA) of any Benefit Plan asserting withdrawal liability pursuant to section 4219 or 4202 of ERISA upon such Loan Party or any ERISA Affiliate, and a statement from a Responsible Officer of such Loan Party or such ERISA Affiliate setting forth details as to the events giving rise to such withdrawal liability and the action which such Loan Party or such ERISA Affiliate is taking or proposes to take with respect thereto;

         (e) Notification within three (3) Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that such Loan Party or any such ERISA Affiliate has or intends to file a notice of intent to terminate any Benefit Plan under a distress termination within the meaning of section 4041(c) of ERISA and a copy of such notice; and

         (f) Promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Benefit Plan and (ii) actions, suits and proceedings before any Governmental Authority affecting any Loan Party or any ERISA Affiliate with respect to any Benefit Plan, except those which, in the aggregate, if adversely determined could not result in a Material Adverse Effect.

         SECTION 5.13.  Security.

         (a) The Obligations will be secured by the Security Instruments and any additional Security Instruments hereafter delivered by any Loan Party and accepted by Lender. The Loan Parties will at all times cause (i) all of the Oil and Gas Interests of the Borrower, (ii) all of the outstanding capital stock of Hallwood GP, (iii) all of the outstanding partnership interests in the Borrower, (iii) all of issued and outstanding Class A and Class C limited partnership interests in HEP owned by any Loan Party, to be subject to valid first-priority Liens in favor of the Lender pursuant to the Security Instruments.

         (b) The Loan Parties will from time to time deliver to the Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by such Loan Party in form and substance satisfactory to the Lender, which the Lender reasonably requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         (c) Notwithstanding that, by the terms of the Deed of Trust, the Borrower is and will be assigning to the Lender all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred the Borrower may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Deed of Trust, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, the Lender may exercise all rights and remedies granted under the Deed of Trust, including the right to obtain possession of all Production Proceeds then held by the Borrower or to receive directly from the purchaser of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by the Lender to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Deed of Trust, nor shall any release of any Production Proceeds by the Lender to the Borrower constitute a waiver, remission, or release of any other Production Proceeds or of any rights of the Lender to collect other Production Proceeds thereafter.

         SECTION 5.14. Permits, Licenses. Each Loan Party shall maintain all material Properties, Governmental Approvals, and other third party consents, licenses, patents, copyrights, trademarks, service marks, trade names, permits and other approvals and authorizations necessary to conduct its business, including, without limitation all Governmental Approvals and third party consents, permits, licensees and agreements relating to the Mortgaged Properties.

         SECTION 5.15. Further Assurances. Each Loan Party will promptly cure any defects in the execution and delivery of the Loan Documents. Each Loan Party at its expense will promptly execute and deliver to the Lender all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of such Loan Party in the Loan Documents, or to further evidence and more fully describe the Collateral intended as security for the Obligations, or to correct any omissions in the Security Instruments, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

         SECTION 5.16. Title Assurances. The Borrower shall furnish or cause to be furnished to the Lender such information in its possession or reasonably available to it with respect to title to the Mortgaged Properties as the Lender may reasonably request and shall cooperate with the Lender and its counsel in analyzing such title. Where appropriate in the opinion of the Lender, the Borrower shall correct material defects in such title, or, if the Borrower elects not to correct such defects in title, the Lender shall be entitled to an immediate redetermination of the Borrowing Base pursuant to Section 2.2.

         SECTION 5.17. Performance of Partnership Agreement. The Borrower will perform and observe in all material respects the provisions of its Partnership Agreement on its part to be performed or observed prior to the termination thereof. The Parent Guarantor will cause HEP to perform and observe in all material respects the provisions of its Partnership Agreement on its part to be performed or observed prior to the termination thereof, unless and to the extent only that the same shall be contested in good faith by appropriate action by or on behalf of HEP.

         SECTION 5.18. Repurchase of Debentures. On or before December 31, 1997, the Parent Guarantor shall have deposited by wire transfer to State Street Bank & Trust Company sufficient funds to repurchase the remaining $12,800,000 of its 13.5% Subordinated Debentures due July 31, 2009.

                                   ARTICLE VI

                     NEGATIVE COVENANTS OF THE LOAN PARTIES

         So long as this Credit Agreement shall remain in effect or the principal of or interest on the Loan, or any fee, expense, compensation or any other amount payable under any Loan Document shall remain unpaid or outstanding, unless the Lender shall otherwise consent in writing, each of the Loan Parties covenants and agrees that:

         SECTION 6.1. Debt. The Borrower will not create, incur, assume, suffer to exist or otherwise become or remain liable with respect to, any Debt or Accommodation Obligation, except for:

         (a) Debt and Accommodation Obligations arising hereunder and under the other Loan Documents;

         (b) Endorsements of negotiable instruments for collection in the ordinary course of business;

         (c) Unsecured accounts payable and expense accruals incurred or assumed in the ordinary course of business, provided such accounts payable have not remained unpaid for a period of thirty (30) days after the same became due unless currently being contested in good faith or by appropriate proceedings and as to which such reserve as is required by GAAP has been made;

         (d) Liabilities for taxes, assessments, governmental charges or levies;

         (e)     Obligations under the Interest Rate Protection Agreement; and

         (f) General Partner liability of the Borrower for the Debt of HEP or HEP Operating Partners, L.P. arising solely as a result of its being the general partner of HEP and of HEP Operating Partners, L.P.

         SECTION 6.2. Restrictions on Distributions. The Borrower will not directly or indirectly declare or make or incur any liability to make Distributions, nor will the Borrower directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any partnership interests in the Borrower (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the partnership interests of Borrower.

         SECTION 6.3. Liens; Negative Pledge. The Borrower will not create, incur, assume or suffer to exist any Lien on any Property of the Borrower (including without limitation, the Mortgaged Properties), other than Permitted Liens. The Borrower will not enter into or become subject to any agreement (other than this Credit Agreement) that prohibits or otherwise restricts the right of the Borrower to create, incur, assume or suffer to exist Liens on any of its Property. The Parent Guarantor will not create, incur, assume or suffer to exist any Lien on any Collateral of the Parent Guarantor. The Parent Guarantor will not create, incur, assume or suffer to exist any Lien on 413,040 units of limited partner interests in Hallwood Realty Partners, L.P. (the "Designated Realty Units") owned by the Parent Guarantor other than Liens described in Schedule 6.3 and Liens in favor of the Lender, provided, however, that if the Parent Guarantor pledges (pursuant to appropriate security documents in form and substance satisfactory to the Lender) to the Lender Designated Realty Units having a market value at the time of such pledge of up to $2,000,000 as security for its obligations under the Parent Guaranty, then the Parent Guarantor shall be released from the negative pledge contained in this Section 6.3. Neither Hallwood GP nor the Parent Guarantor will enter into or become subject to any agreement (other than Contractual Obligations in existence on the Effective Date and this Credit Agreement) that prohibits or otherwise restricts the right of Hallwood GP or the Parent Guarantor to create, incur, assume or suffer to exist Liens on any of its Property.

         SECTION 6.4. Consolidation, Mergers and Acquisitions; Fundamental Changes. The Borrower shall not merge or consolidate with or acquire substantially all of the outstanding capital stock or Properties of any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business, Properties, whether now or hereafter acquired, except for transactions in the nature of a consolidation and/or merger involving the Borrower in which the Borrower is the surviving entity, subject to the condition that immediately after such merger or consolidation and after giving effect and pro forma effect thereto for the immediately preceding twelve-month period, no Event of Default or Default shall have occurred, exist or be continuing. The Borrower shall not purchase, redeem, retire or otherwise acquire for value any of its partnership interests now or hereafter outstanding.

         SECTION 6.5. Investments. The Borrower shall not make, directly or indirectly, any Investments, except:

         (a)     Investments existing on the date hereof and disclosed on
                 Schedule 6.5;

         (b)     Investments consisting of Cash Equivalents;

         (c) Loans or advances made to the Parent Guarantor, provided (i) no payment of principal, interest, or other amounts required hereunder or under the Loan Documents has become due and has not been paid, (ii) no Default or Event of Default has occurred, is continuing and has not been waived by the Lender or would occur as a result of the making of such loan, and
                 (iii) after giving effect to the proposed loan or advance, the Borrower is in compliance with covenants contained in Section
                 6.15 as of (and as if the most recently ended fiscal quarter of the Borrower had ended on) the date such loan made;

         (d) Accounts receivable from customers in the ordinary course of business;

         (e) Investments in connection with or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar or customary arrangements, and the performance of Borrower's obligations thereunder in accordance with prudent operating standards and in the ordinary course of business, but only insofar as they do not (i) reduce the net revenue interest of the Borrower in any Mortgaged Property below the undivided net revenue interest specified for the Borrower in Exhibit A to the Deed of Trust, and/or (ii) increase the undivided working interest specified for the Borrower in Exhibit A to the Deed of Trust.

         SECTION 6.6. Transactions with Affiliates. The Borrower shall not enter into, or be a party to any transaction with any of Affiliate or partner, except for (i) the transactions provided for in the Loan Documents, (ii) Investments permitted pursuant to Section 6.5(c), or (iii) transactions entered into in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's business and upon such fair and reasonable terms as could reasonably be obtained in a arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

         SECTION 6.7. Certain Contracts; Amendments. The Borrower shall not enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which is a material Contractual Obligation and obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. The Borrower shall not amend or permit any amendment to any material Contractual Obligation or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects any material right or benefit of the Lender under or acquired pursuant to any Loan Document. The Borrower shall not enter into any contract, agreement or transaction which at the time such contract, agreement or transaction was entered into could reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.8 Amendments to Organizational Documents. The Borrower shall not enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under, or terminate its Certificate of Limited Partnership, Partnership Agreement, or other organizational document other than amendments, modifications and waivers which are not, individually or in the aggregate, material. The Parent Guarantor shall not enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under, or terminate the Certificate of Limited Partnership, Partnership Agreement, or other organizational documents of HEP other than amendments, modifications and waivers which are not, individually or in the aggregate, material.

         SECTION 6.9. Subsidiaries, Partnerships. (a) The Borrower will not form, create or otherwise have any Subsidiaries or become a general partner in any partnership or joint venture other than those set forth on Schedule 4.16.

         (b) The Borrower will at all times remain the sole general partner of HEP and HEP Operating Partners, L.P.

         SECTION 6.10. Sales of Properties. (a) The Borrower shall not sell, assign, transfer, lease, convey or otherwise dispose of any of its Properties, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

         (i) Sales of Hydrocarbons or inventory in the ordinary course of its business provided that no contract for the sale of Hydrocarbons shall obligate the Borrower to deliver Hydrocarbons produced from any of the Mortgaged Properties at some future date without receiving full payment therefor within 90 days of delivery; or

         (ii) Sales or dispositions of worn out or obsolete tools or equipment no longer used or useful in the business of the Borrower; or

         (iii) Oil and Gas Interests not constituting, individually or in the aggregate, all or substantially all of its Property for consideration not less than the fair market value of such Oil and Gas Interests so long as the aggregate net proceeds of all such sales by the Borrower do not exceed $50,000.

The Borrower shall not discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

         (b) The Parent Guarantor shall not sell, assign, transfer, lease, convey or otherwise dispose of any of the Designated Realty Units, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, provided, however, that if the Parent Guarantor pledges to the Lender (pursuant to appropriate security documents in form and substance satisfactory to the Lender) Designated Realty Units having a market value at the time of such pledge of up to $2,000,000 as security for its obligations under the Parent Guaranty, then the Parent Guarantor shall be released from the obligations contained in this Section 6.3(b).

         SECTION 6.11. ERISA Compliance. The Borrower shall not engage in a "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Benefit Plan or knowingly consent to any other "interested party" or any "disqualified person", as such terms are defined in
Section 3(14) of ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Benefit Plan maintained by the Borrower or any ERISA Affiliate, or permit any Benefit Plan maintained by the Borrower or such ERISA Affiliate of the Borrower to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the IRS; or terminate any Benefit Plan in a manner which could result in the imposition of a Lien on any Property of the Borrower pursuant to Section 4068 of ERISA; or breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Benefit Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Benefit Plan which results in the imposition of a Lien on any Property of the Borrower pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events would constitute a Material Adverse Effect. The Borrower shall not (nor will any trade or business, whether or not incorporated, that is a member of a group of which the Borrower is a member and which is treated as a single employer under
Section 414 of the Code) sponsor, maintain or contribute to any Multiemployer Plan(s). The Borrower shall not become a member of any other group which is treated as a single employer under Section 414 of the Code.

         SECTION 6.12. Sales and Leasebacks. The Borrower shall not become liable, directly or by way of Accommodation Obligation, with respect to any lease or any Property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower has sold or transferred or is to sell or transfer to any other Person, or (ii) which the Borrower intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by the Borrower to any other Person in connection with such lease.

         SECTION 6.13.  Fiscal Year.  The Borrower shall not change its Fiscal
Year.

         SECTION 6.14. Hedging Agreements. The Borrower will not at any time become a party to a Hedging Agreement for any purpose except for bona fide hedging purposes. Without limiting the generality of the foregoing, at any time during any calendar year, the Borrower will not enter into any Hedging Agreement with respect to natural gas or crude oil if, immediately after giving effect to such transaction, the aggregate reference quantity of Hydrocarbons with respect to all Hedging Agreements with respect to natural gas or crude oil which the Borrower shall have entered into during such year exceeds 65% of the aggregate natural gas and crude oil production of the Borrower for such year (calculated on the basis of actual natural gas and crude oil production for such year to date and a good faith estimate of the aggregate amount of such production for the remainder of such year).

         SECTION 6.15. Financial Covenants. From and after the Effective Date, the Borrower shall not:

         (a) Current Ratio. Permit the ratio of the Borrower's Consolidated current assets (as determined in conformity with GAAP) to the Borrower's Consolidated current liabilities (as determined in conformity with GAAP) as of the end of any Fiscal Quarter to be less than 1.0 to 1.0. For purposes of this subsection, "Borrower's Consolidated current liabilities" will be calculated without including any payments of principal on the Note which are required to be repaid within one year from the time of calculation.

         (b) Cash Flow. Permit as of the end of any fiscal quarter the sum of (i) EBITDA of the Borrower for such fiscal quarter plus (ii) Distributions received by the Parent Guarantor in respect of its units of limited partner interests in HEP during such fiscal quarter to be less than 110% of scheduled interest and principal payments on the Obligations due and payable during such fiscal quarter.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

         SECTION 7.1. Events of Default. If any of the following events, acts, occurrences or conditions (each an "Event of Default") shall occur and be continuing:

         (a) The Borrower shall fail to pay when due any principal of the Loan. The Borrower shall fail to pay when due any accrued interest on the Loan and such failure shall continue for two (2) Business Days; or

         (b) Any Loan Party shall fail to pay when due the payment of any fee, expense, compensation, reimbursement or other amount when due under this Credit Agreement, the Note or any other Loan Document or other agreement or document contemplated by or delivered pursuant to or in connection with this Credit Agreement or such Loan Document or any material document executed in connection therewith and, in any event, such failure shall continue for two (2) Business Days after written notice thereof from the Lender to such Loan Party; or

         (c) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Article VI of this Credit Agreement; or

         (d) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Subsections 5.1(iv), 5.1(v) or 5.18 of this Credit Agreement and, in the case of any such failure that is capable of being remedied, such failure shall not have been remedied within fifteen (15) days after the earlier of (i) notice thereof from the Lender to such Loan Party and
(ii) discovery thereof by a Responsible Officer of such Loan Party; or

         (e) Any Loan Party shall fail to perform any term, covenant or agreement contained in this Credit Agreement other than those referenced in Subsections 7.1(a), (b), (c) or (d), or in any other Loan Document to which such Loan Party is a party and, in the case of any such failure that is capable of being remedied, such failure shall not have been remedied within thirty (30) days after the earlier of (i) notice thereof from the Lender to such Loan Party and (ii) discovery thereof by a Responsible Officer of such Loan Party; or

         (f) Any Termination Event occurs which would subject the Borrower or Hallwood GP, to a liability in excess of $50,000, or the plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code which would subject the Borrower or Hallwood GP to a liability in excess of $50,000; or

         (g) Any Termination Event occurs which would subject the Parent Guarantor to a liability in excess of $500,000, or the plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code which would subject the Parent Guarantor to a liability in excess of $500,000; or

         (h) Any representation, warranty, certificate or statement made or incorporated by any Loan Party in any Loan Document to which such Loan Party is a party or in any certificate, agreement or instrument delivered in connection with, any Loan Document shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

         (i)     (a)      Either of the Borrower or Hallwood GP shall (i) fail
         to pay any Debt having a principal amount in excess of $50,000 owing by the Borrower, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Debt shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise unless effectively waived or consented to in accordance with the documents evidencing such Debt or (ii) fail to observe or perform any material term, covenant or condition on its respective part to be performed under any agreement or instrument evidencing, securing or relating to any such Debt, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of any failure is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf (with or without the giving of notice, the lapse of time, or both), to cause such Debt to become due prior to its stated maturity; or

                 (b) The Parent Guarantor shall (i) fail to pay any Debt having a principal amount in excess of $500,000 owing by the Parent Guarantor, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Debt shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise unless effectively waived or consented to in accordance with the documents evidencing such Debt or (ii) fail to observe or perform any material term, covenant or condition on its respective part to be performed under any agreement or instrument evidencing, securing or relating to any such Debt, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of any failure is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf (with or without the giving of notice, the lapse of time, or both), to cause such Debt to become due prior to its stated maturity; or

         (j) Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Person party thereto (other than the Lender) or any such Person party thereto (other than the Lender) shall deny that it has any or further liability or obligation thereunder, or the rights and/or benefits afforded to the Lender thereunder are materially impaired. Any Security Instrument shall for any reason not, or shall cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby other than as a result of the failure by the Lender to file continuation statements as and when required by applicable Requirements of Law; or

         (k) Any Loan Party shall be adjudicated insolvent, or shall generally not pay, or admit in writing its inability to pay, its debts as they mature, or make a general assignment for the benefit of creditors, or any proceeding shall be instituted by any such Person seeking to adjudicate it insolvent, seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its Property, or any such Person shall take any corporate action in furtherance of any of the actions set forth above in this Subsection 7.1(k); or

         (l) Any proceeding of the type referred to in Subsection 7.1(k) is filed, or any such proceeding is commenced against any Loan Party, or any such Loan Party by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order for relief is entered in an involuntary case under the bankruptcy law of the United States, or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating any such Person insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for thirty (30) days; or

         (m)     (a)      Final judgments or orders involving liabilities in
         excess of $50,000 in the aggregate which are not otherwise covered by insurance shall be rendered against the Borrower or against Hallwood GP and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof, or the Borrower or Hallwood GP or both, as the case may be, shall not, within said period of sixty (60) days or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (b) Final judgments or orders involving liabilities in excess of $500,000 in the aggregate which are not otherwise covered by insurance shall be rendered against the Parent Guarantor and its Subsidiaries on a Consolidated basis and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof, or such Person shall not, within said period of sixty (60) days or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         (n) Environmental Liabilities in excess of $ 50,000 in the aggregate shall have been assessed under any applicable Environmental Law against any Loan Party or (ii) Releases of any Hazardous Substance shall have occurred, and such event(s) could reasonably be expected to form the basis of Environmental Liabilities against any Loan Party in excess of $50,000 in the aggregate; or

         (o) The Parent Guarantor shall cease to own (x) all of the issued and outstanding limited partnership interests in the Borrower, or (y) all of the issued and outstanding shares of capital stock of Hallwood GP or (z) directly or indirectly, all of the issued and outstanding general partner interest in the Borrower; or

         (p) The Borrower shall cease to be the sole general partner of HEP; or HEP shall suffer to exist, directly or indirectly, any material change in its ownership or control; or

         (q) Either of the Borrower or HEP shall began winding up its business or affairs as described in the Uniform Limited Partnership Act, Uniform Partnership Act or the laws of general application, as applicable, in state of its organization.

THEN, (x) upon the occurrence of any Event of Default described in Subsection 7.1(k) or Subsection 7.1(l) with respect to any Loan Party the entire unpaid amount of all Obligations shall automatically become immediately due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (y) upon the occurrence of any other Event of Default, the Lender may by written notice to the Loan Parties declare the entire unpaid amount of all Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by each of the Loan Parties.

         SECTION 7.2. Remedies. If any Event of Default shall occur, the Lender may protect and enforce the Lender's rights and remedies under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and the Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights and remedies and powers conferred upon the Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

         SECTION 7.3. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default the Lender is hereby authorized at any time or from time to time, to the fullest extent permitted by law and without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other Debt at any time owing, by the Lender (including, without limitation, by Affiliates, branches or agencies of the Lender wherever located) to or for the credit or the account of any Loan Party against any of and all the Obligations, and all other claims of any nature or description arising out of or in connection with this Credit Agreement or any other Loan Document, irrespective of whether or not the Lender shall have made any demand under this Credit Agreement or the Note or other Loan Documents and although such Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Lender agrees promptly to notify such Loan Party, as the case may be, after any such setoff and application made by the Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section 7.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

         SECTION 7.4. Indemnity. Each of the Loan Parties hereby indemnifies the Lender, each Affiliate of the Lender and its respective directors, officers, employees, shareholders and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever that are asserted against an Indemnitee by any Person if such losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements arise out of or result from
(i) any use by the Borrower of the proceeds of any extension of credit by the Lender hereunder or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or arising out of or based upon any Loan Document or any of the transactions contemplated by any Loan Document, and the Loan Parties shall reimburse such Indemnitee, within ten (10) Business Days after receipt of a composite statement of account for any reasonable expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements resulting from the gross negligence or willful misconduct of such Indemnitee. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE TO BE INDEMNIFIED HEREUNDER OR THEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, EXPENSES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS OR DISBURSEMENTS ARISING OUT OF OR FROM THE ORDINARY NEGLIGENCE OF SUCH INDEMNITEE. Without prejudice to the survival of any other Obligations of the Loan Parties hereunder and the other Loan Documents, the Obligations of the Loan Parties under this Section 7.4 shall survive the termination of this Credit Agreement, the payment in full of the Obligations and/or assignment of the Note.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 8.1.   Amendments and Waivers.

         (a) Neither this Credit Agreement or any other Loan Document to which any Loan Party is a party nor any terms hereof or thereof may be amended, supplemented, waived or otherwise modified except in accordance with the provisions of this subsection. Any provision of this Credit Agreement or any other Loan Document may be amended, supplemented, waived, or otherwise modified if and only if such amendment, supplement, waiver or other modification (i) is in writing, (ii) is signed by the Lender and (iii) is signed by each other party thereto except that in the case of a waiver, the party whose performance is being waived need not be a signatory. Any such amendment, supplement, modification or waiver shall be binding upon the Lender, all future holders of the Note and Obligations, and all parties to the Loan Document so amended, supplemented, waived or otherwise modified.

         (b) Acknowledgments and Admissions. Each Loan Party hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Credit Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by the Lender, whether written, oral or implicit, other than as expressly set out in this Credit Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by the Lender as to the Loan Documents, (iv) the Lender owes no fiduciary duty to any Loan Party with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan

Documents between Loan Parties, on one hand, and the Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Loan Party and the Lender, (vii) should an Event of Default or Default occur or exist the Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, no Loan Party is relying upon any representation or covenant by the Lender, or any representative thereof, and no such representation or covenant has been made, that the Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (ix) the Lender has relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Credit Agreement and to make the Loan.

         SECTION 8.2.   Notices, Etc.

         (a) Notices, consents, requests, approvals, demands and other communications (collectively "Communications") provided for herein shall be in writing (including telecopy, telegraphic, telex or cable communications) and mailed, telecopied, telegraphed, telexed, cabled or delivered:

                 If to the Borrower, to it at:

                          HEPGP Ltd.
                          4582 South Ulster Street Parkway
                          Suite 1700
                          Denver, Colorado 80237
                          Telephone Number: (303) 850-7373
                          Telecopy Number: (303) 850-6507
                          Attention: Legal Department

                 If to the Parent Guarantor, to it at:

                          The Hallwood Group Incorporated
                          3710 Rawlins, Suite 1500
                          Dallas, Texas 75219-4236
                          Telephone Number: (214) 528-5588
                          Telecopy Number: (214) 522-9254
                          Attention: Melvin J. Melle, Vice President

                 If to Hallwood GP to it at:

                          Hallwood G.P., Inc.
                          4582 South Ulster Street Parkway
                          Suite 1700
                          Denver, Colorado 80237
                          Telephone Number: (303) 850-7373
                          Telecopy Number: (303) 850-6507
                          Attention: Legal Department

                 If to the Lender, to it at:

                          First Union National Bank
                          c/o First Union Corporation of North Carolina 1001 Fannin Street, Suite 2255
                          Houston, Texas   77002
                          Telephone Number: (713) 650-0452
                          Telecopy Number: (713) 650-6354
                          Attention: Jay Chernosky

                 If such notice to the Lender relates to fundings or payments, with a copy to:

                          First Union National Bank
                          c/o First Union Corporation of North Carolina 1001 Fannin Street, Suite 2255
                          Houston, Texas   77002
                          Telephone Number: (713) 650-0452
                          Telecopy Number: (713) 650-6354
                          Attention: Debbie Blank

         (b) All Communications, except as otherwise expressly provided in the Loan Documents, must be in writing and must be mailed, telecopied or delivered, to the appropriate party at the address set forth herein or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section 8.2.

         (c) Any Communication given by telecopier must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document, any Communication required or permitted by any Loan Document given in compliance with this Section 8.2 shall be effective when received or delivered.

         SECTION 8.3. No Waiver; Remedies Cumulative. No failure on the part of the Lender or any holder of the Note to exercise, and no delay in exercising, any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Loan Parties or any of them and the Lender or any holder of the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege, or any abandonment or discontinuance of any steps to enforce such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.4.   Costs, Expenses and Taxes.

         (a) The Loan Parties agree to pay within ten (10) Business Days after presentation of a composite statement of account: (i) all reasonable costs and expenses of the Lender in connection with the negotiation, preparation, distribution, execution and delivery of this Credit Agreement, the Note and the other Loan Documents and the documents and instruments referred to therein, and (ii) the negotiation, preparation, distribution, execution and delivery of any amendment, supplement, modification, waiver or consent, including the Lender's review and due diligence with respect to any such amendment, supplement, modification, waiver or consent or the addition of Mortgaged Properties not engineered in connection with the initial funding under this Credit Agreement relating to any of the Loan Documents (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of legal counsel to the Lender;

         (b) The Loan Parties shall pay all reasonable out-of-pocket costs and expenses of the Lender in connection with (i) the preservation of its rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein and (ii) any workout, restructuring or rescheduling of the Obligations or any proceeding under any Debtor Relief Law with respect to any Loan Party (including, without limitation, in each case, the reasonable fees and disbursements of counsel for the Lender).

         (c) The Loan Parties shall pay, and hold the Lender harmless from and against, any and all present and future stamp, excise, and other similar taxes and fees with respect to the foregoing matters and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes.

         (d) Without prejudice to the survival of any other obligations of the Loan Parties hereunder, under the other Loan Documents, the obligations of the Loan Parties under this Section 8.4 shall survive the termination of this Credit Agreement and/or the payment or assignment of the Note.

         SECTION 8.5. Governing Law. This Credit Agreement, the Note and, unless otherwise specified therein, all other Loan Documents and all other documents executed in connection herewith or therewith, shall be deemed to be contracts and agreements executed by the Borrower, the Parent Guarantor, Hallwood GP and the Lender under the laws of the State of North Carolina and of the United States and for all purposes shall be construed in accordance with, and governed by, the laws of said State and of the United States. Without limitation of the foregoing, nothing in this Credit Agreement, the Note or any other Loan Document shall be deemed to constitute a waiver of any rights which the Lender may have under applicable federal legislation relating to the amount of interest which the Lender may contract for, take, receive or charge in respect of the Loan, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where the Lender is located.

         SECTION 8.6. Interest. Each provision in this Credit Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Lender for the use, forbearance or detention of the money to be loaned under this Credit Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Credit Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Credit Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Credit Agreement, the Note or any other Loan Document to the contrary notwithstanding, with respect to the Note the Borrower shall never be required to pay unearned interest on the Note or ever be required to pay interest on the Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable with respect to the Note would exceed the Highest Lawful Rate, or if the holder of the Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower with respect to the Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Borrower with respect to the Note shall be reduced to the amount allowed under applicable law and (ii) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of the Note with the excess thereof, if any, refunded to the Borrower. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Lender under the Note, or under this Credit Agreement or the other Loan Documents, are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Lender (such Highest Lawful Rate being the Lender's "Maximum Permissible Rate"), shall be made, to the extent permitted by usury laws applicable to the Lender (now or hereafter enacted), by (i) characterizing any non-principal payment as an expense, fee or premium rather than as interest and (ii) amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loan evidenced by the Note all interest at any time contracted for, charged or received by the Lender in connection therewith.

         SECTION 8.7. Survival of Representations and Warranties. All representations, warranties and covenants contained or incorporated herein or made in writing by any Loan Party in connection herewith shall survive the execution and delivery of this Credit Agreement, the Note and the other Loan Documents.

         SECTION 8.8. Binding Effect. This Credit Agreement shall become effective on the Effective Date and shall be binding upon and inure to the benefit of the Loan Parties and the Lender and their respective successors and assigns, whether so expressed or not, provided, that no Loan Party may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Lender.

         SECTION 8.9. Participations; Assignments. The Lender shall have the right to sell assign or transfer all or any part of its Note, the Loan and the associated rights and obligations under all Loan Documents to one or more financial institutions, pension plans, investment funds, or similar purchasers, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Lender and a holder of such Note. Within three (3) Business Days after its receipt of notice that the Lender has made any such sale, assignment or transfer, the Borrower shall execute and deliver to such assignee a new Note evidencing such assignee's assigned portion of the Loan and, if the Lender has retained a portion of the Loan, a replacement Note in the principal amount of the portion of the Loan retained by the Lender (such Notes to be in exchange for, but not in payment of, the Note held by such Lender). The Lender shall have the right to grant participations in all or any part of its Note, the Loan and the associated rights and obligations under all Loan Documents to one or more pension plans, investment funds, financial institutions or similar purchasers. The Lender may at any time assign all or any portion of its rights under this Credit Agreement and the Note to a Federal Reserve Bank. No such assignment shall release the Lender from its obligation hereunder.

         SECTION 8.10. Separability. Should any clause, sentence, paragraph or section of this Credit Agreement or any other Loan Document be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Credit Agreement or such other Loan Document, as the case may be, and the parties hereto agree that the part or parts of this Credit

Agreement or such Loan Document so held to be invalid, unenforceable or void will be deemed to have been stricken here from or therefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein or therein.

       SECTION 8.11. Marshaling; Recapture. The Lender shall be under no obligation to marshal any Properties in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent the Lender receives any payment by or on behalf of any Loan Party which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Loan Party, as the case may be, or such Loan Party's estate, trustee, receiver, custodian or any other party under any Debtor Relief Law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party, as the case may be, to the Lender as of the date such initial payment, reduction or satisfaction occurred.

       SECTION 8.12. Representation by the Lender. The Lender represents that it is the present intention of the Lender to acquire the Note for its own account or for the account of its Affiliates and not with a view to the distribution or sale thereof, subject, nevertheless to the necessity that the Lender remain in control at all times of the disposition of Property held by it for its own account; it being understood that the foregoing representations shall not affect the characterization of the Loan as a commercial lending transaction.

       SECTION 8.13. No Third Party Beneficiaries. The agreement of the Lender to make the Loan on the terms and conditions set forth in this Credit Agreement, is solely for the benefit of the Loan Parties, and no other Person (including any obligor, contractor, subcontractor, supplier or materialman furnishing supplies, goods or services to or for the benefit of any Loan Party) shall have any rights hereunder, as against the Lender, under any other Loan Document, or with respect to the Loan or the proceeds thereof.

       SECTION 8.14. Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       SECTION 8.15.  Jurisdiction; Consent to Service of Process.

       (a) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of any North Carolina State court or Federal court of the United States of America sitting in Mecklenburg County, North Carolina in any action or proceeding arising out of or relating to this Credit Agreement or the Loan Documents, or for recognition or enforcement of any order or judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina State court, or to the extent permitted by law, in such Federal court in Mecklenburg County, North Carolina. Each party to this Credit Agreement irrevocably consents to the service of process out of any North Carolina State court or Federal court of the United States of America sitting in Mecklenburg County, North Carolina in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address referred to in Section 8.2. Each of the Borrower, Hallwood GP and the Parent Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement or the Loan Documents against the Borrower, Hallwood GP or the Parent Guarantor or their respective Properties in the courts of any other jurisdiction.

       (b) Each of the Borrower, Hallwood GP and the Parent Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the Loan Documents in any North Carolina State or Federal court sitting in Mecklenburg County, North Carolina. Each of the Borrower, Hallwood GP and the Parent Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

       SECTION 8.16. WAIVER OF JURY TRIAL, DAMAGES, ETC. TO THE EXTENT PERMITTED BY LAW, EACH OF THE LENDER, THE PARENT GUARANTOR, HALLWOOD GP AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PERSONS, THE PARENT GUARANTOR, HALLWOOD GP OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER'S ENTERING INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH OF THE BORROWER, HALLWOOD GP, THE PARENT GUARANTOR AND THE LENDER HEREBY FURTHER (a) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (b) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

       SECTION 8.17. FINAL AGREEMENT OF THE PARTIES. THIS CREDIT AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO), THE NOTE AND THE OTHER LOAN DOCUMENTS TO WHICH ANY LOAN PARTY IS A PARTY CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.


               THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

              IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                THE LOAN PARTIES:

                                HEPGP LTD.,
                                a Colorado limited partnership

                                By: HALLWOOD G.P., INC.,
                                       its sole general partner

                                       By:
                                           -------------------------------------
                                       Name:  William L. Guzzetti
                                       Title: President


                                THE HALLWOOD GROUP INCORPORATED

                                By:
                                    --------------------------------------------
                                Name:  William L. Guzzetti
                                Title: Executive Vice President


                                HALLWOOD G.P., INC.

                                By:
                                    --------------------------------------------
                                Name:  William L. Guzzetti
                                Title: President



                                THE LENDER

                                FIRST UNION NATIONAL BANK

                                By:
                                    --------------------------------------------
                                Name: Michael J. Kolosowsky
                                Title: Vice President

                                                                       Exhibit H

                      AMENDED AND RESTATED PARENT GUARANTY

                  THIS AMENDED AND RESTATED PARENT GUARANTY (this "Restated Guaranty"), dated as of November 14, 1997, made by THE HALLWOOD GROUP INCORPORATED, a Delaware corporation (the "Guarantor"), in favor of FIRST UNION NATIONAL BANK, a national banking association formerly known as First Union National Bank of North Carolina (the "Lender").

                             PRELIMINARY STATEMENTS

         WHEREAS, HEPGP Ltd., a Colorado limited partnership (the "Borrower"), Hallwood G.P., Inc., a Delaware corporation ("Hallwood GP"), the Guarantor and the Lender entered into that certain Credit Agreement dated as of December 10, 1996 (the "Existing Credit Agreement") pursuant to which a term loan was made by the Lender to the Borrower on the terms and subject to the conditions therein set forth;

         WHEREAS, the term loan made by the Lender to the Borrower pursuant to the Existing Credit Agreement was evidenced by that certain Promissory Note dated December 10, 1996, issued by the Borrower payable to the order of the Lender in the original principal sum of $2,500,000 (the "Existing Note");

         WHEREAS, the Guarantor is the sole limited partner of the Borrower and the legal and beneficial owner of a ninety-nine percent (99%) limited partner interest in the Borrower;

         WHEREAS, Hallwood GP is the sole general partner of the Borrower and the legal and beneficial owner of a one percent (1%) general partner interest in the Borrower;

         WHEREAS, the Guarantor is the legal and beneficial owner of one hundred percent (100%) of the issued and outstanding capital stock of Hallwood GP;

         WHEREAS, the Guarantor is also the legal and beneficial owner of certain Class A and C limited partnership units of Hallwood Energy Partners, L.P., a publicly-traded Delaware limited partnership ("HEP");

         WHEREAS, pursuant to that certain Parent Guaranty dated as of December 10, 1996 (the "Existing Parent Guaranty"), executed by the Guarantor in favor of the Lender, the Guarantor guaranteed the prompt and complete payment of the term loan made by the Lender to the Borrower pursuant to the terms and subject to the conditions of the Existing Credit Agreement;

         WHEREAS, the obligations of the Guarantor under the Existing Parent Guaranty were secured by, among other things, that certain Parent Pledge Agreement dated as of December 10, 1996 (the "Existing Parent Pledge Agreement") executed by the Guarantor in favor of the Lender, pledging (i) all of the issued and outstanding capital stock of every class of Hallwood GP (now owned or hereafter acquired); (ii) all of its limited partner interest in the Borrower (now owned or hereafter acquired), and (iii) all of the Class A and C limited partnership units of HEP now or hereafter owned by the Guarantor;

         WHEREAS, the Borrower, the Guarantor and Hallwood GP have requested that the Lender extend additional credit to the Borrower and the Lender has agreed to extend additional credit to the Borrower upon the terms and subject to the conditions set forth in the "Restated Credit Agreement", as that term is herein defined;

         WHEREAS, contemporaneously herewith, the Borrower, the Guarantor, Hallwood GP and the Lender have entered into that certain Amended and Restated Credit Agreement dated as of November 14, 1997 (the "Restated Credit Agreement"), pursuant to which the Lender refinanced the outstanding balance owing under the Existing Credit Agreement and increased the term loan to $4,000,000;

         WHEREAS, the obligations of the Guarantor under this Restated Guaranty will be secured by, among other things, the Amended and Restated Parent Pledge Agreement of even date herewith (the "Restated Parent Pledge") executed by the Guarantor for the benefit of the Lender, pledging (i) all of the issued and outstanding capital stock of every class of Hallwood GP (now owned or hereafter acquired); (ii) all of its limited partner interest in the Borrower (now owned or hereafter acquired), and (iii) all of the class A and C limited partnership units of HEP now or hereafter owned by the Guarantor;

         WHEREAS, it is a condition precedent to the Lender's obligation to make the Loan under the Restated Credit Agreement that the Guarantor shall have executed and delivered this Restated Guaranty; and

         WHEREAS, the Guarantor has determined that valuable and substantial benefits will be derived by it as a result of the Loan, including without limitation, the availability of proceeds for distributions and/or loans to the Guarantor.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make the Loan, the Guarantor hereby agrees that the Existing Parent Guaranty is hereby amended and restated, effective as of the Effective Date, to read in its entirety as follows:

                  SECTION 1. Guaranty. The Guarantor hereby unconditionally guarantees the full and punctual payment when due, whether at stated maturity, as an installment, by required or optional prepayment or by demand, acceleration or otherwise, of any and all of the following debts, liabilities and obligations (such obligations being the "Obligations") of the Borrower, the Guarantor or any subsidiary to the Lender now or hereafter existing:

                  (a) All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the Restated Credit Agreement, and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part;

                  (b) Payment of all indebtedness or other obligations arising under one certain Promissory Note of even date herewith, in the principal amount of Four Million and NO/100 Dollars ($4,000,000) made by the Borrower, and payable to the order of the Lender, on or before May 15, 2000, bearing interest as therein provided and containing a provision for the payment of a reasonable additional amount as attorneys' fees (the above-described note of even date herewith, as from time to time supplemented, amended, or modified and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, being herein called the "Note");

                  (c) Payment of and performance of any and all present or future obligations of the Borrower and/or of Hallwood GP in its capacity as the sole general partner of the Borrower, according to the terms of any present or future interest or currency rate swap, rate cap, rate floor, rate collar, exchange transaction, forward rate agreement, or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between the Borrower and/or Hallwood GP in its capacity as general partner of the Borrower, on the one hand, and the Lender (or any affiliate of the Lender), on the other;

                  (d) Payment of and performance of any and all present or future obligations of the Borrower and/or of Hallwood GP in its capacity as general partner of the Borrower according to the terms of any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between the Borrower and/or Hallwood GP in its capacity as the sole general partner of the Borrower, on the one hand, and the Lender (or any affiliate of the Lender), on the other;

                  (e) All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of the Note, the Restated Credit Agreement, the Restated Parent Pledge or any other instrument now or hereafter evidencing, governing, guaranteeing or securing the Obligations or any part thereof or otherwise executed in connection with a loan evidenced or governed by the Note or the Restated Credit Agreement, including without limitation that certain Amended and Restated Security Agreement dated as of November 14, 1997, from the Borrower in favor of the Lender, granting a lien on certain property as security for the Obligations (herein called the "Restated Security Agreement")(the Note, the Restated Credit Agreement, the Restated Security Agreement, the Deed of Trust, this Restated Guaranty, the Restated Parent Pledge, the GP Guaranty, the GP Pledge Agreement and such other instruments being herein sometimes collectively called the "Loan Documents"); and

                  (f) Without limiting the generality of the foregoing, all post-petition interest, expenses, and other duties and liabilities with respect to indebtedness or other obligations described in this Section 1, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding.

                  SECTION 2. Guaranty Absolute. The Guarantor hereby unconditionally guarantees that the Obligations will be paid strictly in accordance with the terms of the Note, the Restated Credit Agreement and the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of the Guarantor under this Restated Guaranty shall, to the full extent permitted by law, be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Restated Credit Agreement, the Note, the Loan Documents or any other agreement or security document relating thereto or executed in connection therewith or pursuant thereto;

                  (b) any extension, renewal, modification, settlement, compromise, waiver or release or any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the

         Restated Credit Agreement, the Note, the Loan Documents, or any other agreement or instrument relating thereto or executed in connection therewith or pursuant thereto;

                  (c) any taking, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, including without limitation the Parent Guaranty, for all or any of the Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Borrower or the Guarantor;

                  (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any guarantor of the Obligations; or

                  (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor of the Obligations in respect of the Obligations.

This Restated Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor or otherwise, all as though such payment had not been made. The obligations of the Guarantor under this Restated Guaranty shall not be subject to reduction, termination or other impairment by reason of any setoff, recoupment, counterclaim or defense or for any other reason. This Restated Guaranty is to be in addition to and is not to prejudice or be prejudiced by any other securities or guaranties (including without limitation any guaranty signed by the Guarantor or the GP Guaranty) which the Lender may now or hereafter hold from or on account of the Borrower and is to be binding on the Guarantor as a continuing security notwithstanding any payments from time to time made to the Lender or any settlement of account or disability or incapacity affecting the Guarantor or any other thing whatsoever.

                  SECTION 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance, presentment, demand, protest, notice of protest and dishonor, notice of intent to accelerate, notice of acceleration and any other notice with respect to any of the Obligations and this Restated Guaranty and any requirement that the Lender institute suit, collection proceedings or take any other action to collect the Obligations including any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower, Hallwood GP or any other person or entity or any collateral (it being the intention of the Lender and the Guarantor that this Restated Guaranty is a guaranty of payment and not of collection) or that the Borrower, Hallwood GP or any other person or entity be joined in any action hereunder. The Guarantor hereby expressly waives each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including, without limitation, any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commercial Code. The Guarantor hereby also waives marshaling of assets and liabilities, sale in inverse order of alienation, notice by the Lender of any indebtedness or liability to which it applies or may apply any amounts received by the Lender, notice of disposition or substitution of collateral and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Obligations.

                  SECTION 4. Waiver of Subrogation, Etc. Until such time, if any, as all of the Obligations have been paid and performed in full, the Guarantor shall have no rights of subrogation, contribution, reimbursement or indemnity with respect to Borrower, Hallwood GP or any other Person liable for any portion of the Obligations, and the Guarantor expressly WAIVES, to the extent permitted by applicable law and until such time as all of the Obligations of Borrower have been paid and performed in full, any right to enforce any remedy that the Lender now has or hereinafter may have against Borrower, Hallwood GP or any other Person liable for any portion of the Obligations and WAIVES the benefit of, or any right to participate in, any collateral now or hereafter held by the Lender. The Guarantor expressly WAIVES to the fullest extent permitted by applicable law and until such time as all of the Obligations of Borrower have been paid and performed in full, all setoffs and counterclaims against the Lender. The Guarantor expressly WAIVES to the fullest extent permitted by applicable law all presentments for payment, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor, notice of intent to accelerate, notice of acceleration and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurring of new or additional Obligations.

                  SECTION 5.  Payments Free and Clear of Taxes, Etc.

                  (a) Any and all payments made by the Guarantor hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Guarantor agrees to pay any present or future stamp or documentary taxes, or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Restated Guaranty (hereinafter referred to as "Other Taxes").

                  (c) The Guarantor will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or any holder of the Note and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Guarantor will furnish to the Lender, at its address described in
         Section 8, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment, the Guarantor will furnish to the Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Lender, in either case stating that such payment is exempt from or not subject to Taxes.

                  (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in subsections (a) through (d) of this Section shall survive the payment in full of the Obligations.

                  SECTION 6. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

                  (a) The Guarantor makes those representations and warranties set forth in Article IV of the Restated Credit Agreement which are incorporated herein by reference to read in their entirety as therein set forth, regardless of whether the Restated Credit Agreement is in full force and effect.

                  (b) The execution, delivery and performance by the Guarantor of this Restated Guaranty does not contravene any law or contractual restriction binding on or affecting the Guarantor or result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by the Guarantor of this Restated Guaranty.

                  (d) This Restated Guaranty is a legal, valid and binding obligation of the Guarantor enforceable against Guarantor in accordance with its terms, except as enforceability thereof may be limited by Debtor Relief Laws and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 7. Affirmative Covenants. So long as the Obligations shall remain unpaid, outstanding or unperformed, the Guarantor will:

                  (a) furnish to the Lender, at the expense of the Guarantor, all information respecting the condition or operations, financial or otherwise, including, without limitation, income tax returns, of the Guarantor as the Lender may from time to time reasonably request;

                  (b) pay and discharge, or cause to be paid and discharged, promptly all taxes, assessments and governmental charges or levies imposed upon the Guarantor or upon the income or any property of the Guarantor as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become or cause the creation of a Lien upon any property of the Guarantor; provided, however, that the Guarantor shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of the Guarantor, and, if required under generally accepted accounting principles, the Guarantor shall have set up adequate reserves therefor; and

                  (c) comply with all statutes, rules and regulations (where the failure to so comply would constitute or result in a Material Adverse Effect).

                  SECTION 8.  Consent to Jurisdiction; Waiver of Immunities.

         (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of any North Carolina State court or Federal court of the United States of America sitting in Mecklenburg County, North Carolina in any action or proceeding arising out of or relating to this Restated Credit Agreement or the Loan Documents, or for recognition or enforcement of any order or judgment, and the Guarantor irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina State court, or to the extent permitted by law, in such Federal court in Mecklenburg County, North Carolina. The Guarantor irrevocably consents to the service of process out of any North Carolina State court or Federal court of the United States of America sitting in Mecklenburg County, North Carolina in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address referred to in Section 8.2 of the Restated Credit Agreement. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Restated Guaranty shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Restated Credit Agreement or the Loan Documents against the Guarantor of its Properties in the courts of any other jurisdiction.

         (b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Restated Guaranty or the Loan Documents in any North Carolina State or Federal court sitting in Mecklenburg County, North Carolina. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9. Amendments, Etc. No amendment or waiver of any provision of this Restated Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Lender, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 10. Notices, etc.. All notices, approvals, waivers, requests and other communications to any party hereunder shall be given in accordance with the notice provision contained in Section 8.2 of the Restated Credit Agreement.

                  SECTION 11. No Waiver; Cumulative Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any of the Obligations shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. No course of dealing between the Grantor or any other Person and the Lender shall operate as a waiver of any rights of the Lender. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 12. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default the Lender is hereby authorized at any time and from time to time, without notice to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now

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or hereafter existing under this Restated Guaranty, irrespective of whether or not the Lender shall have made any demand under this Restated Guaranty and although such obligations may be unmatured. The Lender agrees promptly to notify the Guarantor after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 12 are in addition to other rights and remedies (including, without limitation, other rights of set-off or banker's lien) which the Lender may have.

                  SECTION 13. Continuing Guaranty; Transfer of Note. This Restated Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Restated Guaranty, (ii) be binding upon the Guarantor and its successors and assigns, and (iii) inure to the benefit of and be enforceable by the and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Lender may assign or otherwise transfer all or a portion of the Note to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to the Lender herein or otherwise, provided, however, that all indebtedness owing to the Lender by either the Borrower or the Guarantor shall be paid in full before any assignee of the Obligations shall receive any benefit from this Restated Guaranty.

                  SECTION 14. Separability. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provisions to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

                  SECTION 15. Survival. All warranties, representations and covenants made by the Guarantor herein or in any certificate or other instrument delivered by it or on its behalf under this Restated Guaranty shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Restated Guaranty, regardless of any investigation made by or on behalf of any thereof. All statements in any such certificate or other instrument shall constitute warranties and representations by the Guarantor hereunder.

                  SECTION 16. Further Assurances. The Guarantor hereby agrees to execute and deliver all such instruments and take all such action as Lender may from time to time reasonably request in order to fully effectuate the purpose of this Restated Guaranty.

                  SECTION 17. Effect Of Bankruptcy Proceeding, Etc. This Restated Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due the Lender pursuant to the terms of the Restated Credit Agreement is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing and declaration of such Event of Default shall at such time be prevented by reason of the pendency against the Borrower of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Restated Guaranty and its

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



obligations hereunder, the Restated Credit Agreement shall be deemed to have been declared in default with the same effect as if the Restated Credit Agreement had been declared in default in accordance with the terms thereof, and the Guarantor shall forthwith pay the amounts specified by the Lender to be paid thereunder, any interest thereon and any other amounts guaranteed hereunder without further notice or demand.

                  SECTION 18. Captions. The captions in this Restated Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Restated Guaranty.

                  SECTION 19. Usury. Notwithstanding any other provisions herein contained, no provision of this Restated Guaranty shall require or permit the collection from the Guarantor of interest in excess of the Highest Lawful Rate.

                  SECTION 20. Loan Documents. The Guarantor acknowledges that it has full and complete access to the Restated Credit Agreement, the other Loan Documents and all other instruments and documents executed by the Borrower, or any other person in connection with the Restated Credit Agreement, has fully review same and is fully aware of their contents.

                  SECTION 21. Governing Law. THIS RESTATED GUARANTY SHALL WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND THE LAWS OF THE UNITED STATES OF AMERICA.

                  SECTION 22. Capitalized Terms. All capitalized terms which are defined in the Restated Credit Agreement and are not defined herein shall have the same meanings herein as in the Restated Credit Agreement.

                  SECTION 23. FINAL AGREEMENT OF THE PARTIES. THIS RESTATED GUARANTY, THE RESTATED CREDIT AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO), THE NOTE AND THE OTHER LOAN DOCUMENTS TO WHICH THE GUARANTOR IS A PARTY CONSTITUTE A "LOAN AGREEMENT" FOR PURPOSES OF SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.



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


                  IN WITNESS WHEREOF, the Guarantor has caused this Restated Guaranty to be duly executed and delivered this 14th day of November, 1997 to be effective as of the date first above written.

                                      THE HALLWOOD GROUP INCORPORATED

                                      By:
                                         ---------------------------------------
                                      Name: William L. Guzzetti
                                      Title: Executive Vice President


                                      Address of Guarantor:

                                      The Hallwood Group Incorporated
                                      3710 Rawlins, Suite 1500
                                      Dallas, Texas 75219-4236
                                      Telephone Number: (214) 528-5588
                                      Telecopy Number:  (214) 522-9254
                                      Attention: Melvin J. Melle, Vice President


                                      Address of the Lender:

                                      First Union National Bank
                                      c/o First Union Corporation
                                      1001 Fannin Street, Suite 2255
                                      Houston, Texas 77002
                                      Telephone Number: (713) 650-0452
                                      Telecopy Number: (713) 650-6354
                                      Attention: Jay Chernosky, Director




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